Exhibit 10.1

LEASE

SFERS REAL ESTATE CORP. U,

a Delaware corporation,

Landlord,

and

COURSERA, INC.,

a Delaware corporation,

Tenant

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TABLE OF CONTENTS

(continued)

32.	FINANCIAL STATEMENTS AND CREDIT REPORTS	29

33.	COMMISSIONS	30

34.	TIME AND APPLICABLE LAW	30

35.	SUCCESSORS AND ASSIGNS	30

36.	ENTIRE AGREEMENT	30

37.	EXAMINATION NOT OPTION	30

38.	RECORDATION	30

39.	OPTION TO RENEW	30

40.	MONUMENT SIGNAGE	33

41.	BUILDING SIGNAGE	34

42.	LETTER OF CREDIT	34

43.	LIMITATION OF LANDLORD’S LIABILITY	38

EXHIBIT A -	FLOOR PLAN DEPICTING THE PREMISES
EXHIBIT A-1 -	SITE PLAN
EXHIBIT B -	INITIAL ALTERATIONS
EXHIBIT C -	COMMENCEMENT DATE MEMORANDUM
EXHIBIT D-	RULES AND REGULATIONS
EXHIBIT E -	FORM OF EARLY POSSESSION AGREEMENT
EXHIBIT F -	FORM OF LETTER OF CREDIT
EXHIBIT G -	FORM OF SUBORDINATION; NON DISTURBANCE AND ATTORNMENT AGREEMENT

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MULTI-TENANT INDUSTRIAL NET LEASE

REFERENCE PAGES

BUILDING:	Mountain View Corporate Center 381 East Evelyn Avenue Mountain View, California 94043

LANDLORD:	SFERS REAL ESTATE CORP. U, a Delaware corporation

LANDLORD’S ADDRESS:	SFERS Real Estate Corp. U c/o RREEF Real Estate 101 California Street, 26th Floor San Francisco, California 94111 Attn: Asset Manager

ADDRESS FOR RENT PAYMENT:	SFERS Real Estate Corp. U 08.N25001 — Mountain View Corp. Ctr. P.O. Box 9047 Addison, Texas 75001-9047

LEASE REFERENCE DATE:	December 16, 2013

TENANT:	COURSERA, INC., a Delaware corporation

TENANT’S NOTICE ADDRESS:

(a) As of beginning of Term:	The Premises

(b) Prior to beginning of Term (if different):	Coursera, Inc. 1975 West El Camino Real, Suite 202 Mountain View, California 94040

PREMISES ADDRESS:	381 East Evelyn Avenue Mountain View, CA 94043

PREMISES RENTABLE AREA:	Approximately 46,683 sq. ft. (for outline of Premises see Exhibit A)

USE:	General office, administration, software research and development and engineering laboratories for an online education company

COMMENCEMENT DATE:	The earlier to occur of: (a) the date Tenant commences its business operations in the Premises; and (b) the later to occur of (i) ninety (90) days following execution of this Lease by Landlord and Tenant, and (ii) April 1, 2014.

TERM OF LEASE:	Approximately sixty-two (62) months beginning on the Commencement Date and ending on the Termination Date. The period from the Commencement Date to the last day of the same month is the “Commencement Month.”

TERMINATION DATE:	The last day of the sixty-second (62nd) full calendar month after (if the Commencement Month is not a full calendar month), or from and including (if the Commencement Month is a full calendar month), the Commencement Month, which Termination Date is estimated to be May 31, 2019.

ANNUAL RENT and MONTHLY INSTALLMENT OF RENT (Article 3):

Period		Rentable Square Footage	Annual Rent Per Square Foot	Annual Rent	Monthly Installment of Rent
from	through
Month 1	Month 12	46,683	$35.40	$1,652,578.20	$137,714.85*
Month 13	Month 24	46,683	$36.46	$1,702,062.18	$141,838.52
Month 25	Month 36	46,683	$37.55	$1,752.946.65	$146,078.89
Month 37	Month 48	46,683	$38.68	$1,805,698.44	$150,474.87
Month 49	Month 60	46,683	$39.84	$1,859,850.72	$154,987.56
Month 61	Month 62	46,683	$41.04	$1,915.870.32	$159.655.86

*	Monthly Installment of Rent for the first two (2) months of the initial Term is subject to abatement pursuant to Section 3.3 of the Lease.

INITIAL ESTIMATED MONTHLY INSTALLMENT OF RENT ADJUSTMENTS (Article 4):	$21,474.18

TENANT’S PROPORTIONATE SHARE:	100% of the Building and 17.46% of the project of which the Building is a part

SECURITY DEPOSIT:	$0

LETTER OF CREDIT:	$600,000.00

ASSIGNMENT/SUBLETTING FEE:	$1,500.00

REAL ESTATE BROKER:	Comish & Carey Commercial Newmark Knight Frank, representing Landlord, and Jones Lang LaSalle, representing Tenant

TENANT’S NAICS CODE:	P23110

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AMORTIZATION RATE:                         N/A

The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. The Lease includes Exhibits A through G, all of which are made a part of the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed the Lease as of the Lease Reference Date set forth above.

LANDLORD:		TENANT:

SFERS REAL ESTATE CORP. U, a Delaware corporation		COURSERA, INC., a Delaware corporation

By:	/s/ Lisa Vogel	By:	/s/ Daphne Koller

Name: Lisa Vogel		Name: Daphne Koller

Title: Vice President		Title: Co-CEO

Dated: 12-18-13		Dated: 12/16/13

LEASE

By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises consisting of the entire Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as Exhibit A, and the Building is depicted on the site plan attached hereto as Exhibit A-1. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1.	USE AND RESTRICTIONS ON USE.

1.1 The Premises are to be used solely for the purposes set forth on the Reference Pages. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all federal, state and city laws, codes, ordinances, rules and regulations (collectively, “Regulations”) applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, but only to the extent caused or permitted by, or resulting from the specific use by, Tenant of the Premises (as opposed to general office use), all at Tenant’s sole expense. Notwithstanding the foregoing, Tenant shall not be responsible for violations existing as of the date of this Lease of the Americans with Disabilities Act; other than Title III (the “ADA”) and Title 24 with respect to the exterior path of travel to the Premises, unless such obligations are triggered by Tenant’s particular use of the Premises, other than for general office use, or Alterations or improvements in the Premises performed or requested by Tenant (including the Initial Alterations, except to the extent expressly provided below). Landlord, at its sole cost and expense shall be responsible for correcting any such existing violations of the ADA and Title 24 with respect to the exterior Building common area path of travel to (but not within) the entrance to the Premises to the extent required (a) by any building permit required for Tenant’s Initial Alterations (unless required due to the nature of the Initial Alterations as other than typical office alterations) or (b) for Tenant to obtain any governmental approvals required for occupancy of the Premises for general office use in connection with the Initial Alterations (but not if required due to the specific nature of Tenant’s use of and business in the Premises other than general office use). Notwithstanding the foregoing, subject to Section 2 below, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Regulations and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Regulations. Landlord, after the exhaustion of any and all tights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Landlord shall use commercially reasonable efforts to complete any of the foregoing work concurrently with Tenant’s construction of the Initial Alterations. Notwithstanding the foregoing, Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with any claims brought under any provision of the ADA, with respect to the specific nature of Tenant’s use of or business in the Premises (other than general office use), the acts or omissions of Tenant, its agents, employees or contractors, Tenant’s arrangement of any furniture, equipment or other property in the Premises, any repairs, alterations, additions or improvements performed by or on behalf of Tenant, any design or configuration of the Premises specifically requested by Tenant, and any changes in Regulations after the Early Possession Date that are applicable to the Premises except as otherwise expressly provided herein. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.

1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively, “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively, “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such. Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 30) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2.

1.3 Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including the parking facilities, subject to Landlord’s rules and regulations regarding such use. However, in no event will Tenant or the Tenant Entities park more vehicles in the parking facilities than Tenant’s Proportionate Share of the total parking spaces available for common use, which as of the date of this Lease is equal to 4 unreserved parking spaces per 1,000 rentable square feet of the Premises (which based upon the square feet in the Premises set forth in the Reference Pages, equals 187 parking spaces). The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces, however the 187 unreserved parking space (based on the square feet of the Premises) shall be available for Tenant’s use during the Term and any subsequent option period. Pursuant to Civil Code Section 1938, Landlord states that, as of the Lease Date, the Premises has not undergone inspection by a “Certified Access Specialist” (“CASp”) to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53.

2.	TERM.

2.1 The Term of this Lease shall begin on the date (“Commencement Date”) as shown on the Reference Pages as the Commencement Date, and shall terminate on the date (“Termination Date”) as shown on the Reference Pages as the Termination Date, unless sooner terminated by the provisions of this Lease. Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised rent schedule. Should Tenant fail to do so within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

2.2 Landlord and Tenant acknowledge and agree that Landlord shall be delivering the Premises to Tenant pursuant to Section 2.3 below for purposes of Tenant completing the Initial Alterations pursuant to Exhibit B attached hereto. Tenant agrees that in the event Tenant is unable to substantially complete (as described below) the Initial Alterations prior to April 1, 2014 for any reason, Landlord shall not be liable for any damage resulting from such inability, provided, however that to the extent Tenant is unable to complete such Initial Alterations, as a result of a Landlord Delay (as defined below), the Commencement Date shall be delayed on a day for day basis for each day of such Landlord Delay. As used herein, a “Landlord Delay” shall mean an actual delay, if any, in substantial completion of the Initial Alterations prior to the later or the Commencement Date and Tenant’s construction schedule for the Initial Alterations, to the extent such delay is caused solely by Landlord’s (A) failure to respond to any Tenant requests for approval related to the Initial Alterations within the-time required in Section 1 of Exhibit B to this Lease, and (B) contest by Landlord of any obligation to remedy any alleged violation of the ADA pursuant to Section 1.1 above, absent Force Majeure or any Tenant Delays. Notwithstanding the foregoing, Landlord shall only be responsible for Landlord Delays to the extent that they actually prevent Tenant from substantially completing the Initial Alterations (if any) by the Commencement Date. Accordingly, the number of days of Landlord Delay shall not exceed the actual number of days between the Commencement Date and the date of substantial-completion of Initial Alterations. Tenant shall promptly notify Landlord in writing of any circumstances which have caused or may cause a Landlord Delay, so that Landlord may take whatever action is appropriate to minimize or prevent such Landlord Delay and if Tenant fails to notify Landlord of any Landlord Delay within 3 days after the date Tenant knew of such Landlord Delay, Landlord shall not be responsible for any such Landlord Delay with respect to the period of time commencing 4 days after the date when Tenant knew that such Landlord Delay existed and ending on the date that Tenant notified Landlord of such Landlord Delay. For purposes of the foregoing, the Initial Alterations shall be deemed to be. “substantially complete” on the date that all of the Initial Alterations have been performed, other than any details of construction, mechanical adjustment or any other similar matter, the noncompletion of which does not materially interfere with Tenant’s use of the Premises.

2.3 Subject to the terms of this Section 2.3, as of the date that is one (1) business day after the date this Lease and the Early Possession Agreement (as defined below) have been fully executed by all parties and Tenant has delivered all prepaid rental and security deposits, and insurance certificates required hereunder, Landlord grants Tenant the right to enter the Premises, at Tenant’s sole risk, solely for the purpose of constructing the Initial Alterations described on Exhibit B attached hereto and installing telecommunications and data cabling, equipment, furnishings and other personally. Such possession prior to the Commencement Date shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Monthly Installment of Rent or the cost of any Building standard utility freight elevator usage with respect to the period of time prior to the Commencement Date during which Tenant occupies the Premises solely for such purposes. However, Tenant shall be liable for any special services requested by and provided to Tenant during such period. Notwithstanding the foregoing, if Tenant takes possession of the Premises before the Commencement Date for the purpose of commencing business operations in the Premises, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Monthly Installment of Rent, and any other rent and charges payable hereunder to Landlord for each day of possession before the Commencement Date. Said early possession shall not advance the Termination Date. As a condition to any early entry by Tenant pursuant to this Section 2.3, Tenant shall execute and deliver to Landlord an early possession agreement (the “Early Possession Agreement”) in the form attached hereto as Exhibit E, provided by Landlord, setting forth the actual date for early possession and the date for the commencement of payment of Monthly installment of Rent.

3.	RENT.

3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the third full month’s rent (subject to the Abated Monthly Installment of Rent pursuant to Section 3.3 below) shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. If an monetary or material Event of Default occurs, Landlord may require by notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant’s bank account to Landlord’s account, without cost to Landlord. Tenant must implement such automatic payment system prior to the next scheduled rent payment or within ten (10) days after Landlord’s notice, whichever is later. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) five percent (5%) of the unpaid rent or other payment; provided, however, that Tenant shall be entitled to a grace period of five (5) days for the first late payment in any twelve (12) month period. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

3.3 Notwithstanding anything in this Lease to the contrary, so long as Tenant is not in default under this Lease beyond any applicable notice and cure period, Tenant shall be entitled to an abatement of Monthly Installment of Rent with respect to the Premises, as originally described in this Lease, in the amount of $137,714.85 per month for the first two (2) full calendar months of the initial Term. The maximum total amount of Monthly Installment of Rent abated with respect to the Premises in accordance with the foregoing terms of this Section 3.3 shall equal $275,429.70 (the “Abated Monthly Installment of Rent”). If Tenant defaults under this Lease at any time during the Term (as the same may be further extended) and fails to cure such default within any applicable cure period under this Lease, then the unamortized portion of all Abated Monthly Installment of Rent shall immediately become due and payable, as amortized over the then remaining Term of this Lease on a straightline basis. Only Monthly Installment of Rent shall be abated pursuant to this Section, as more particularly described herein, and Tenant’s Proportionate Share of Expenses and Taxes and all other rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

4.	RENT ADJUSTMENTS.

4.1 For the purpose of this Article 4, the following terms are defined as follows:

4.1.1 Lease Year: Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term.

4.1.2 Expenses: All costs of operation, maintenance, repair, replacement and management of the Building, as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas and energy for the Building; waste disposal; recycling costs; the cost of janitorial services; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and’ maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including reasonable management and/or administrative fees; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share of: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (ii) the cost of fire sprinklers and suppression systems and other life safety systems or enhance the environmental sustainability of the Property’s operations; and (iii) other capital expenses which are required under any Regulations which were not applicable to the Building at the time it was constructed; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Landlord agrees to act in a commercially reasonable manner in incurring Expenses, taking, into consideration the class and the quality of the Building and shall extrapolate Expenses in accordance with the; methodology used to extrapolate Expenses in comparable buildings owned by Landlord and its affiliates in the geographic area in which the Building is located. Expenses shall not include depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants’ premises, leasing commissions, interest expenses on long-term borrowings or advertising costs.

The following are also excluded from Expenses:

(a)

Sums (other than reasonable management fees, it being agreed that the management fees included in Expenses are as described in Section 4.1.2 above) paid to subsidiaries or other affiliates of Landlord for services on or to the Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by unrelated persons or entities of similar skill, competence and experience.

(b)

Any expenses for which Landlord has received actual reimbursement (other than through Expenses) or for which Landlord would have received insurance reimbursement but for a default by Landlord to carry the insurance as required by the terms of this Lease.

(c)	Attorney’s fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building.

(d)	Costs in connection with leasing space in the Building, including brokerage commissions, brochures and marketing supplies, legal fees in negotiating and preparing lease documents.

(e)	Fines, costs or penalties incurred as a result and to the extent of a violation by Landlord of any applicable Regulations or Landlord’s failure to pay any amounts due from Landlord in a timely manner.

(f)	Any fines, penalties or interest resulting from the gross negligence or willful misconduct of Landlord.

(g)	The cost of operating any commercial concession which is operated by Landlord at the Building.

(h)

Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed for such costs by insurance proceeds, contractor warranties, guarantees, judgments or other third party sources.

(i)	Reserves not spent by Landlord by the end of the calendar year for which Expenses are paid.

(j)	All bad debt loss, rent loss, or reserves for bad debt or rent loss.

(k)	Landlord’s charitable and political contributions.

(l)

All costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the common areas of the Building).

(m)	Depreciation; principal payments of mortgage and other non operating debts of Landlord.

(n)	Ground lease rental,

(o)

Expenses which are capital in nature under generally accepted accounting principles except to the extent set; forth in this Section 4.1.2 (and provided any such capital expenses shall be amortized pursuant to Section 4.1.2 above, that is, over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest in the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time).

(p)

The wages, payroll taxes and benefits of any employee to the extent the same apply to time spent on matters unrelated to operating, maintaining and managing the Building and the project; provided that in no event shall Expenses include wages and/or benefits attributable to personnel above the level of vice president.

4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall be determined without regard to any “green building” credit and shall not include any corporate franchise, or estate, inheritance or net income tax, or documentary transfer tax imposed upon any transfer by Landlord of its interest in this Lease or any taxes to be paid by Tenant pursuant to Article 28.

4.2 Tenant shall pay as additional rent for each Lease Year Tenant’s Proportionate Share of Expenses and Taxes incurred for such Lease Year.

4.3 The annual determination of Expenses shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. Landlord may deliver such annual determination to Tenant via regular; U.S. mail. During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement acceptable to Landlord, and provided that Tenant utilizes an independent accountant to perform such review it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. If Landlord and Tenant determine that Landlord’s determination of Expenses has been overstated by more than five percent (5%), Landlord shall reimburse Tenant for its reasonable costs incurred in performing such review, up to an amount equal to $3,000.00. If Tenant fails to object to Landlord’s determination of Expenses within ninety (90) days after receipt, or if any: such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. In the event that during all or any portion of any Lease Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year.

4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant’s liability for Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

4.5 When the above mentioned actual determination of Tenant’s liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if this Lease has terminated,. refund the difference in cash.

4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5.       SECURITY DEPOSIT. Tenant shall deposit the Security Deposit (if any) with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit, to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant sixty (60) days after the later of: (i) the date Tenant surrenders possession of the Premises to Landlord in accordance with the terms and conditions of this Lease, and (ii) date of the expiration or earlier termination of this Lease. In addition to any other deductions Landlord is entitled to make pursuant to the terms hereof, Landlord shall have the right to make a good faith estimate of any unreconciled Expenses and/or Taxes as of the Termination Date and to deduct any anticipated shortfall from the Security Deposit. Such estimate shall be subject to a final reconciliation pursuant to Section 4.3 above and any amount due following such reconciliation shall be made by the applicable party within thirty (30) days of notice hereof . Notwithstanding anything to the contrary contained herein or in Article 23 hereof, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

6.	ALTERATIONS.

6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, which Landlord here consent to (subject to Landlord’s right to review and approve all plans and specifications) Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord’s consent shall not be unreasonably withheld with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (iv) in aggregate do not cost more than $5.00 per rentable square foot of that portion of the Premises affected by the alterations in question. In addition, Tenant shall have the right to perform, with prior written notice to but without Landlord’s consent, any alteration, addition, or improvement that satisfies all of the following criteria (a “Cosmetic

Alteration”): (1) is of a cosmetic nature such as painting, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Premises or Building; (3) will not affect the systems or structure of the Building; (4) costs less than $75,000.00 in the aggregate during any twelve (12) month period of the Term of this Lease, and (5) does not require work to be performed inside the walls or above the ceiling of the Premises. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all of the other provisions of this Article 6.

6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord’s contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense. If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. Except for Cosmetic Alterations, Landlord may charge Tenant a construction management fee as follows: (i) for the first $100,000 of the cost of any such alterations, improvements or additions, such construction management fee shall be five percent (5%) of the cost of such work to cover its overhead as it relates to such proposed work, and (ii) for any amounts above the first $100,000 of the cost of any such alterations, improvements or additions, such construction management fee shall be three percent (3%) of the cost of such work to cover its overhead as it relates to such proposed work, and in any event, Tenant shall reimburse Landlord for all third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due five (5) days after Landlord’s demand. Landlord shall not make a demand for reimbursement of its costs prior to the time Landlord incurs any of the same and Landlord shall not make a demand for the construction management fee prior to the time the costs and expenses of the subject work are incurred. Notwithstanding anything to the contrary set forth in this Section 6.2, Landlord shall not be entitled to the above construction management fee set forth above with regards to the Initial Alterations, rather Landlord shall only be entitled to the fees set forth in Exhibit B with respect to the Initial Alterations.

6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all Regulations, and with Landlord’s Building construction standards (if any) from time to time to the extent applicable (which standards shall be made available to Tenant by Landlord’s Building manager upon request. Tenant shall use Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, surety company performance bonds and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4. Landlord may, as a condition to its consent to any particular alterations or improvements, require Tenant to deposit with Landlord the amount reasonably estimated by Landlord as sufficient to cover the cost of removing such alterations or improvements and restoring the Premises, to the extent required under Section 26.2.

6.4 Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed alteration or improvements contains the following statement in large, bold and capped font “PURSUANT TO ARTICLE 6 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any alterations or improvements, if it so does, Tenant shall also be notified whether or not Landlord will require that such alterations or improvements be removed upon the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained in this Lease, at the expiration or earlier termination of this Lease and otherwise in accordance with Article 26 hereof, Tenant shall be required to remove all alterations or improvements made to the Premises except for any such alterations or improvements which Landlord expressly indicates or is deemed to have indicated shall not be required to be removed from the Premises by Tenant. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to so notify Tenant whether Tenant shall be required to remove the subject alterations or improvements at the expiration or earlier termination of this Lease, it shall be assumed that Landlord shall require the removal of the subject alterations or improvements if the removal and restoration costs are more than $40,000.00.

7.	REPAIR.

7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except that Landlord shall repair and maintain the structural portions of the roof, roof membrane, water and sewer systems, fire life safety, Building electrical systems, foundation and walls of the Building. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them. However, notwithstanding the foregoing, Landlord agrees that the roof arid the base Building electrical, heating, ventilation and air conditioning, lighting and plumbing systems located in the Premises shall be in good working order as of the date Landlord delivers possession of the Premises to Tenant. Except to the extent caused by the acts or omissions of Tenant or any Tenant Entities or by any alterations or improvements performed by or on behalf of Tenant, including, without limitation, the Initial Alterations, if such systems are not in good working order as of the date possession of the Premises is delivered to Tenant and Tenant provides Landlord with notice of the same within sixty (60) days following the date Landlord delivers possession of the Premises to Tenant, Landlord shall be responsible for repairing or restoring the same at Landlord’s sole cost and expense. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

7.2 Tenant shall, at its own cost and expense, keep and maintain all parts of the Premises and such portion of the Building and improvements as are within the exclusive control of Tenant in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including, but not limited to, repair and replacement of all fixtures installed by Tenant, water heaters serving the Premises, windows, glass and plate glass, doors, exterior stairs, skylights, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems serving the Premises, electrical systems and fixtures, sprinkler systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, and performance of regular removal of trash and debris). Tenant as part of its obligations hereunder shall keep the Premises in a clean and sanitary condition. Tenant will, as far as possible keep all such parts of the Premises from deterioration due to ordinary wear and from falling temporarily out of repair, and upon termination of this Lease in any way Tenant will yield up the Premises to Landlord in good condition and repair, ordinary wear and tear and loss by fire or other casualty excepted (but not excepting any damage to glass). Tenant shall, at its own cost and expense, repair any damage to the Premises or the Building resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, employees, contractors, invitees, or any other person entering upon the Premises as a result of Tenant’s business activities or caused by Tenant’s default hereunder. Repair and maintenance work shall be undertaken in compliance with Landlord’s Building construction standards (if any) from time to time to the extent applicable (which standards shall be made available to Tenant by Landlord’s Building manager upon request).

7.3 Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

7.4 Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all heating and air conditioning systems and equipment serving the Premises (and a copy thereof shall be furnished to Landlord). The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises. Should Tenant fail to do so, Landlord may, upon notice to Tenant, enter into such a maintenance/service contract on behalf of Tenant or perform the work and in either case, charge Tenant the cost thereof along with a reasonable amount for Landlord’s overhead.

7.5 Landlord shall coordinate any repairs and other maintenance of any railroad tracks serving the Building and, if Tenant uses such rail tracks, Tenant shall reimburse Landlord or the railroad company from time to time upon demand, as additional rent, for its share of the costs of such repair and maintenance and for any other sums specified in any agreement to which Landlord or Tenant is a party respecting such tracks, such costs to be borne proportionately by all tenants in the Building using such rail tracks, based upon the actual number of rail cars shipped and received by such tenant during: each calendar year during the Term.

8.       LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) business days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) business days of Landlord’s demand.

9.	ASSIGNMENT AND SUBLETTING.

9.1 Except in connection with a Permitted Transfer (defined in Section 9.8 below), Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, and said restrictions shall be binding upon any and all assignees of this Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.

9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

9.3 In addition to Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within fifteen (15) days following Landlord’s receipt of Tenant’s written notice as required above. However, if Tenant notifies Landlord, within five (5) days after receipt of Landlord’s termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and this Lease shall continue in full force and effect. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant. Tenant shall not be liable to Landlord for any such brokerage commissions with respect to Landlord’s leasing of recaptured space to a third party.

9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions, attorneys fees, and tenant improvements in connection with such sublease, assignment or other transfer.

9.5 Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation (unless Landlord does not have space available for lease in the Building that is comparable to the space Tenant desires to sublet or assign; provided, however, Landlord shall be deemed to have comparable space if it has, or will have, space available on any floor of the Building that is approximately the same size as the space Tenant desires to sublet or assign within four (4) months, in the aggregate, of the proposed commencement of the proposed sublease or assignment, and for a comparable term); (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve materially increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.

9.6 Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to all of Landlord’s costs, including reasonable attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises (not to exceed an additional $1,000 if no changes to Landlord’s standard form of consent are requested), regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

9.7 If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment.

9.8 So long as Tenant is not entering into the Permitted Transfer (as defined below) for the purpose of avoiding or otherwise circumventing the remaining terms of this Article 9, Tenant may assign its entire interest under this Lease, without the consent of Landlord, to (a) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), or (b) a successor to Tenant by purchase (including by asset sale or stock sale), merger, consolidation or reorganization, (or Tenant if a transaction otherwise satisfying the conditions of this Section 9.8 is structured as a change of control transaction), provided that all of the following conditions are satisfied (each such transfer a “Permitted Transfer” and any such assignee or sublessee of a Permitted Transfer, a “Permitted Transferee”): (i) Tenant is not in default under this Lease; (ii) the Permitted Use does not allow the Premises to be used for retail purposes; (iii) Tenant shall give Landlord written notice at least ten (10) days prior to the effective date of the proposed Permitted Transfer; (iv) with respect to a proposed Permitted Transfer to an Affiliated Party, Tenant continues to have a net worth equal to or greater than Tenant’s net worth at the date of this Lease; and (v) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (A) Tenant’s successor shall own all or substantially all of the assets of Tenant, and (B) Tenant’s successor shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. As used herein, (1) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (2) “subsidiary” shall mean an entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and (3) “affiliate” shall mean an entity controlled, controlling or under common control with Tenant.

10.	INDEMNIFICATION.

10.1 None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair (except as relates to Landlord’s express obligations pursuant to Section 7.1), gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s actual or asserted failure to comply with any and all Regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease.

10.2 Landlord shall protect, indemnify and hold Tenant harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any damage to any property (including but not limited to property of Tenant) or any injury (including but not limited to death) to any person occurring in, on or about the common areas of the Building to the extent that such injury or damage shall be caused by or arise from the gross negligence or willful misconduct of Landlord or any of Landlord’s agents or employees.

10.3 The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11.	INSURANCE.

11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invite of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Worker’s Compensation Insurance with limits as required by statute and Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease—each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.

11.2 The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 28 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

11.4 Landlord shall keep in force throughout the Term Commercial General Liability Insurance and All Risk or Special Form coverage insuring the Landlord and the Building, in such amounts and with such deductibles as Landlord determines from time to time in accordance with sound and reasonable risk management principles. The cost of all such insurance is included in Expenses.

12.       WAIVER OF SUBROGATION. Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured (or required to be insured pursuant to this Lease) by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13.       SERVICES AND UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers. If any such services are not separately metered to Tenant, Tenant shall pay such proportion of all charges jointly metered with other premises as determined by Landlord, in its sole discretion, to be reasonable. Any such charges paid by Landlord and assessed against Tenant shall be immediately payable to Landlord on demand and shall be additional rent hereunder. In addition, if applicable, to the extent any utility is not separately metered to the Premises, Landlord may install and shall have access to the Premises to monitor a separate meter (or submeter) to determine the actual use of any utility in the Premises or any shared common area and may make available and share actual whole-project energy and water usage data as necessary to maintain the Building’s “green building” certification, if any. If there is no meter or submeter in the Premises, then, upon request, Tenant shall provide monthly utility usage to Landlord in electronic or paper format or provide permission for Landlord to request information regarding Tenant’s utility usage directly from the utility company. Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises. If Tenant is billed directly by a public utility with respect to Tenant’s energy usage at the Premises, then, upon request, Tenant shall provide monthly energy utility usage for the Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant’s energy usage with respect to the Premises directly from the applicable utility company. However, notwithstanding the foregoing, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of ten (10) consecutive business days solely as a result of an interruption, diminishment or termination of services due to Landlord’s gross negligence or willful misconduct and such interruption, diminishment or termination of services is otherwise reasonably within the control of Landlord to correct (a “Service Failure”), then Tenant, as its sole remedy notwithstanding anything to the contrary contained herein, shall be entitled to receive an abatement of the Monthly Installment of Rent and Tenant’s Proportionate Share of Expenses and Taxes payable hereunder during the period beginning on the eleventh (11th) consecutive business day of the Service Failure and ending on the day the interrupted service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated. The foregoing abatement right shall not apply if the Service Failure is due to fire or other casualty. Instead, in such an event, the terms and provisions of Article 22 shall apply.

14.       HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be (i) One Hundred Fifty Percent (150%) the amount of the Annual Rent for the last period prior to the date of such termination plus Tenant’s Proportionate Share of Expenses and Taxes under Article 4, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.

15.       SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord. Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and adornment agreement from Landlord’s then current mortgagee on such mortgagee’s then current standard form of agreement. “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by such mortgagee. Landlord’s failure to obtain a non-disturbance, subordination and adornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder. Concurrent with Tenant’s execution and delivery to Landlord of this Lease, Tenant shall execute and deliver to Landlord a Subordination, Nondisturbance and Adornment Agreement substantially in the form attached hereto as Exhibit G, as the same may be revised to reflect agreed upon changes by and among Tenant, the lender and Landlord (the “SNDA”). Landlord shall tender to Tenant the fully executed SNDA within sixty (60) days of the date Landlord receives the same executed (and notarized) by Tenant.

16.       RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations. Landlord hereby agrees to use commercially reasonable efforts to generally enforce the rules and regulations in a nondiscriminatory manner. In the event of any conflict between any of the rules and regulations set forth in Exhibit D hereto and this Lease, the terms of this Lease shall control.

17.	REENTRY BY LANDLORD.

17.1 Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees or during the final year of the Term of this Lease tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect; use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Notwithstanding the foregoing, except (i) to the extent requested by Tenant, (ii) in connection with scheduled maintenance programs, and/or (iii) in the event of an emergency, Landlord shall provide to Tenant reasonable prior notice (either written or oral) before Landlord enters the Premises to perform any repairs therein. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17; provided, however, that the foregoing shall not be deemed to prohibit Tenant from making a claim against Landlord for any damages or losses suffered by Tenant following Landlord’s entry into the Premises pursuant to this Section 17.1 but in any such event Tenant shall not be entitled to receive any consequential, special or indirect damages. Instead, any such claim of Tenant shall be limited to the foreseeable, direct and actual damages incurred by Tenant. Except in emergency situations, as determined by Landlord, Landlord shall exercise reasonable efforts to perform any entry into the Premises in a manner that is reasonably designed to minimize interference with the operation of Tenant’s business in the Premises.

17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and if paid by Landlord, shall be reimbursed to Landlord within five (5) business days of Landlord’s demand.

18.	DEFAULT.

18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve (12) month period commencing with the date of such notice, the failure to pay within five (5) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice. The notice required pursuant to this Section 18.1.1 shall replace rather than supplement any statutory notice required under California Code of Civil Procedure Section 1161 or any similar or successor statute.

18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such twenty (20) day period, Tenant has commenced the cure within such twenty (20) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.

18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

18.1.4 Tenant shall admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

19.	REMEDIES.

19.1 Upon the occurrence of any Event or Events of Default under this Lease, whether enumerated in Article 18 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of rent or other obligations and waives any and all other notices or demand requirements imposed by applicable law):

19.1.1 Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

19.1.1.1 The Worth at the Time of Award of the unpaid rent which had been earned at the time of termination;

19.1.1.2 The Worth at the Time of Award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could have been reasonably avoided;

19.1.1.3 The Worth at the Time of Award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could be reasonably avoided;

19.1.1.4 Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

19.1.1.5 All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

The “Worth at the Time of Award” of the amounts referred to in parts 19.1.1.1 and 19.1.1.2 above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate plus 5%. For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The “Worth at the Time of Award” of the amount referred to in pan 19.1.1.3, above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

19.1.2 Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

19.1.3 Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of an Event or Events of Default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Section 19.1.1.

19.2 The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

19.3 TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174(c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER REGULATIONS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

19.4 No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default.

19.5 This Article 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion..

19.6 If more than two (2) Event of Default occurs during any twelve (12) month period during the Term or any renewal thereof, Tenant’s renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.

19.7 If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs. If either party participates in an action against the other party arising out of or in connection with this Lease or any covenants or obligations hereunder, then the prevailing party shall be entitled to have or recover from the. other party, upon demand, all reasonable attorneys’ fees and costs incurred in connection therewith. Tenant hereby specifically also waives notice and demand for payment of rent or other obligations, except for those notices specifically required pursuant to the terms of this Lease and notices which may be required under California Code of Civil Procedure Section 1161, as described in Section 18.1.1 above.

19.8 Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s; business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) business days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

20.	TENANT’S BANKRUPTCY OR INSOLVENCY.

20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

20.1.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.1.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21.       QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22.	CASUALTY.

22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within two hundred thirty (230) days following the date of the casualty, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of

Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.

22.2 If such repairs cannot, in Landlord’s reasonable estimation, be made within two hundred thirty (230) days following the date of the casualty, Landlord and Tenant shall each have the option of giving the other, at any time within thirty (30) days after Landlord’s notice of estimated restoration time, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

22.4 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon this Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

22.5 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, or for which sufficient insurance proceeds to fully cover the repair and restoration are not received by Landlord, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

22.7 Tenant hereby waives any and all rights under and benefits of Sections 1932(2) and 1933(4) of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

23.       EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term. Tenant hereby waives any and all rights under and benefits of Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Regulations or other laws now or hereinafter in effect.

24.       SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25.       ESTOPPEL CERTIFICATES. Within ten (10) business days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) business day period Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant.

26.	SURRENDER OF PREMISES.

26.1 Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant’s failure to arrange such joint inspections and/or participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

26.2 All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, and subject to Section 6.4 above, if Landlord elects by notice given to Tenant at least thirty (30) days prior to expiration of the Term, Tenant shall, at Tenant’s sole cost, remove any Alterations so designated by Landlord’s notice, and repair any damage caused by such removal. Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal.

26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. Upon the expiration or earlier termination of the Term to the extent not completed by Tenant pursuant to the terms of this Lease, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27.       NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.

28.       TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises; provided however, Tenant shall not be liable for any Landlord income tax. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29.	RELOCATION OF TENANT. Intentionally omitted.

30.     DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, remeasurement or other circumstance reasonably justifying adjustment. The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is part of a larger complex of structures, the term “Building” may include the entire complex, where appropriate (such as shared Expenses or Taxes) and subject to Landlord’s reasonable discretion.

31.	TENANT’S AUTHORITY.

31.1 If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

31.2 Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

32.       FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord’s request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report. Notwithstanding the foregoing, Landlord shall not request financial statements more than once in each consecutive one (1) year period during the Term unless (i) Tenant is in default, (ii) Landlord reasonably believes that there has been an adverse change in Tenant’s financial position since the last financial statement provided to Landlord, or (iii) requested (a) in connection with a proposed sale or transfer of the Building by Landlord, or (b) by an investor of Landlord, any Landlord Entity or any lender or proposed lender of Landlord or any Landlord Entity. At Tenant’s request, Landlord shall enter into a confidentiality agreement with Tenant, which agreement is reasonably acceptable to Landlord and covers confidential financial information provided by Tenant to Landlord.

33.       COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages.

34.       TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located. Whenever a period of time is prescribed for the taking of an action by a party hereunder (excluding the payment of rent hereunder), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, pandemics, civil disturbances and other causes beyond the reasonable control of such party.

35.       SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

36.       ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

37.       EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.

38.       RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

39.       OPTION TO RENEW. Provided this Lease is in full force and effect and Tenant is not in default under any of the other terms and conditions of this Lease beyond any applicable notice and cure period at the time of notification or commencement, Tenant shall have one (1) option to renew (the “Renewal Option”) this Lease for a term of five (5) years (the “Renewal Term”), for the portion of the Premises being leased by Tenant as of the date the Renewal Term is to commence, on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions as set forth below:

39.1 If Tenant elects to exercise the Renewal Option, then Tenant shall provide Landlord with written notice no earlier than the date which is four hundred fifty (450) days prior to the expiration of the Term of this Lease but no later than the date which is three hundred sixty-five (365) days prior to the expiration of the Term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Term of this Lease.

39.2 The Annual Rent and Monthly Installment of Rent in effect at the expiration of the Term of this Lease shall be modified to reflect the Prevailing Market (defined below) rate. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment of Rent for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its Renewal Option under this Article 39. Said notification of the new Annual Rent and Monthly Installment of Rent may include a provision for its escalation to provide for a change in the Prevailing Market rate between the time of notification and the commencement of the Renewal Term.

39.2.1 If Tenant and Landlord are unable to agree on a mutually acceptable Annual Rent and Monthly Installment of Rent for the Renewal Term not later than sixty (60) days prior to the expiration of the initial Term, then Landlord and Tenant, within five (5) days after such date, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then the Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not established by the exchange of Estimates, then, within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years experience within the previous ten (10) years as a real estate appraiser working in Mountain View, California, with working knowledge of current rental rates and practices. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

39.2.2 Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimates chosen by such appraisers shall be binding on both Landlord and Tenant. If either Landlord or Tenant fails to appoint an appraiser within the seven (7) day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market rate within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e., the arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his or her determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Prevailing Market rate for the Premises. If the arbitrator believes that expert advice would materially assist him or her, he or she may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

39.2.3 If the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Monthly Installments of Rent upon the terms and conditions in effect during the last month of the initial Term until such time as the Prevailing Market rate has been determined. Upon such determination, the Annual Rent and Monthly Installments of Rent for the Premises shall be retroactively adjusted to the commencement of such Renewal Term for the Premises.

39.3 This Renewal Option is not transferable; the parties hereto acknowledge and agree that they intend that the Renewal Option shall be “personal” to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the Renewal Option except in connection with an assignment of this Lease that is a Permitted Transfer.

39.4 If the Renewal Option is validly exercised or if Tenant fails to validly exercise the Renewal Option, Tenant shall have no further right to extend the Term of this Lease.

39.5 For purposes of this Renewal Option, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and buildings comparable to the Building in the same rental market in the Mountain View, California area as of the date the Renewal Term is to commence, taking into account the specific provisions of this Lease which will remain constant. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

39.6 Notwithstanding anything herein to the contrary, the Renewal Option is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the project of which the Building is a part existing on the date hereof.

40.	MONUMENT SIGNAGE.

40.1 So long as (a) Tenant is not in default under the terms of this Lease beyond any applicable notice and cure period; and (b) Tenant (or an assignee in accordance with Section 9.8) is in occupancy of the entire Premises, Tenant shall have the right to have its name listed on the shared monument sign for the Building (the “Monument Sign”), subject to the terms of this Article 40. The design, size and color of Tenant’s signage with Tenant’s name to be included on the Monument Sign, and the manner in which it is attached to the Monument Sign, shall comply with all applicable Regulations and shall be subject to the reasonable approval of Landlord and any applicable governmental authorities. Landlord reserves the right to withhold consent to any sign that, in the sole judgment of Landlord, is not harmonious with the design standards of the Building and Monument Sign. Landlord shall have the right to require that all names on the Monument Sign be of the same size and style. Tenant must obtain Landlord’s written consent to any proposed signage and lettering prior to its fabrication and installation. Tenant’s right to place its name on the Monument Sign, and the location of Tenant’s name on the Monument Sign, shall be subject to the existing rights of existing tenants in the Building, and the location of Tenant’s name on the Monument Sign shall be further subject to Landlord’s reasonable approval. To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used; and (if applicable and Landlord consents in its sole discretion) any provisions for illumination. Although the Monument Sign will be maintained by Landlord, Tenant shall pay its proportionate share of the cost of any maintenance and repair associated with the Monument Sign. In the event that additional names are listed on the Monument Sign, all future costs of maintenance and repair shall be prorated between Tenant and the other parties that are listed on such Monument Sign.

40.2 Tenant’s name on the Monument Sign shall be designed, constructed, installed, insured, maintained, repaired and removed from the Monument Sign all at Tenant’s sole risk, cost and expense. Tenant, at its cost, shall be responsible for the maintenance, repair or replacement of Tenant’s signage on the Monument Sign, which shall be maintained in a manner reasonably satisfactory to Landlord.

40.3 If during the Term (and any extensions thereof) (a) Tenant is in default under the terms of this Lease after the expiration of applicable cure periods; or (b) Tenant (or an assignee in accordance with Section 9.8) leases and occupies less than the entire Premises; or (c) Tenant assigns this Lease, then Tenant’s rights granted herein will terminate and Landlord may remove Tenant’s name from the Monument Sign at Tenant’s sole cost and expense and restore the Monument Sign to the condition it was in prior to installation of Tenant’s signage thereon, ordinary wear and tear excepted. The cost of such removal and restoration shall be payable as additional rent within five (5) business days of Landlord’s demand

40.4 The rights provided in this Article 40 shall be non-transferable except in connection with an assignment made in accordance with Section 9.8 unless otherwise agreed by Landlord in writing in its sole discretion

41.	BUILDING SIGNAGE.

41.1 Tenant shall be entitled to one tenant identification sign to be located on the Building adjacent to the entrance to the Premises (the “Building Signage”). The exact location of the Building Signage shall be subject to all applicable Regulations and Landlord’s prior written approval. The Building Signage shall not be illuminated. Such right to the Building Signage is subject to the following terms and conditions: (a) Tenant shall submit plans and drawings for the Building Signage to Landlord and to the City of Mountain View, California and to any other public authorities having jurisdiction and shall obtain written approval from Landlord (not to be unreasonably withheld) and each such jurisdiction prior to installation, and shall fully comply with all applicable Regulations; (b) Tenant shall, at Tenant’s sole cost and expense, design, construct and install the Building Signage; (c) the size, color and design of the Building Signage shall be subject to Landlord’s prior written approval, not to be unreasonably withheld; and (d) Tenant shall maintain the Building Signage in good condition and repair, and all costs of maintenance and repair shall be borne by Tenant. Maintenance shall include, without limitation, cleaning. Notwithstanding the foregoing, Tenant shall not be liable for any fee in connection with Tenant’s right to display the Building Signage in accordance with this Lease. At Landlord’s option, Tenant’s right to the Building Signage may be revoked and terminated upon occurrence of any of the following events: (i) Tenant shall be in default under this Lease beyond any applicable cure period; (ii) Tenant (or an assignee in accordance with Section 9.8) occupies less than one hundred percent (100%) of the Premises; or (iii) this Lease shall terminate or otherwise no longer be in effect.

41.2 Upon the expiration or earlier termination of this Lease or at such other time that Tenant’s signage rights are terminated pursuant to the terms hereof, if Tenant fails to remove the Building Signage and repair the Building in accordance with the terms of this Lease, Landlord shall cause the Building Signage to be removed from the Building and the Building to be repaired and restored to the condition which existed prior to the installation of the Building Signage (including, if necessary, the replacement of any precast concrete panels), all at the sole cost and expense of Tenant and otherwise in accordance with this Lease, without further notice from Landlord. Notwithstanding anything to the contrary contained in this Lease, Tenant shall pay all costs and expenses for such removal and restoration within five (5) business days following delivery of an invoice therefor. The rights provided in this Article 41 shall be non-transferable except in connection with an assignment made in accordance with Section 9.8 unless otherwise agreed by Landlord in writing in its sole discretion.

42.       LETTER OF CREDIT. Concurrent with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including, but not limited to, any post lease termination damages under Section 1951.2 of the California Civil Code, an Irrevocable Standby Letter of Credit (the “Letter of Credit”) in the amount of Six Hundred Thousand Dollars ($600,000.00). The following terms and conditions shall apply to the Letter of Credit:

42.1 The Letter of Credit shall be in favor of Landlord, shall be issued by a bank acceptable to Landlord with a Standard & Poors rating of “A” or better, shall comply with all of the terms and conditions of this Article and shall otherwise be in the form attached hereto as Exhibit E.

42.2 The Letter of Credit or any replacement Letter of Credit shall be irrevocable for the term thereof and shall automatically renew on a year to year basis until a period ending not earlier than two months subsequent to the Termination Date (the “LOC Expiration Date”) without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew the Letter of Credit by giving written notice to Landlord not less than sixty (60) days prior to the expiration of the then current term of the Letter of Credit that it does not intend to renew the Letter of Credit. Tenant understands that the election by the issuing bank not to renew the Letter of Credit shall not, in any event, diminish the obligation of Tenant to deposit the Security Deposit or maintain such an irrevocable Letter of Credit in favor of Landlord through the LOC Expiration Date.

42.3 Landlord, or its then authorized representative, upon Tenant’s failure to comply with one or more provisions of this Lease, within any applicable notice or cure period, or as otherwise specifically agreed by Landlord and Tenant pursuant to this Lease or any amendment hereof, without prejudice to any other remedy provided in this Lease or by Regulations, shall have the right from time to time to make one or more draws on the Letter of Credit and use all or part of the proceeds in accordance with Section 42.4 below. In addition, if Tenant fails to furnish a renewal or replacement letter of credit complying with all of the provisions of this Article 42 at least sixty (60) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Article 42. Funds may be drawn down on the Letter of Credit upon presentation to the issuing bank of Landlord’s (or Landlord’s then authorized representative’s) certification set forth in Exhibit E.

42.4 Tenant acknowledges and agrees (and the Letter of Credit shall so state) that the Letter of Credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the content of such statement. The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (a) against any rent or other amounts payable by Tenant under this Lease that is not paid when due; (b) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including any damages arising under Section 1951.2 of the California Civil Code following termination of this Lease; (c) against any costs incurred by Landlord in connection with this Lease (including reasonable attorneys’ fees); and (d) against any other amount that Landlord may spend in accordance with the terms of this Lease or become obligated to spend by reason of Tenant’s default. Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to pay to Tenant within sixty (60) days after the LOC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the LOC Expiration Date a voluntary petition is filed by Tenant or any guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or guarantor’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of

Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

42.5 If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the amount set forth in this Article 42, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total amount required pursuant to this Article 42), and any such additional (or replacement) letter of credit shall comply: with all of the provisions of this Article 42, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an incurable Event of Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

42.6 Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, including Landlord’s mortgagee and/or to have the Letter of Credit reissued in the name of Landlord’s mortgagee. If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer’s transfer and processing fees in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within ten (10) days after Landlord’s written request therefor.

42.7 If the Letter of Credit expires earlier than the LOC Expiration Date, or the issuing bank notifies Landlord that it shall not renew the Letter of Credit, Landlord shall accept a renewal thereof or substitute Letter of Credit (such renewal or substitute Letter of Credit to be in effect not later than forty-five (45) days prior to the expiration thereof), irrevocable and automatically renewable through the LOC Expiration Date upon the same terms as the expiring Letter of Credit or upon such other terms as may be acceptable to Landlord. However, if (a) the Letter of Credit is not timely renewed, or (b) a substitute Letter of Credit, complying with all of the terms and conditions of this paragraph is not timely received, Landlord may present such Letter of Credit to the issuing bank, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord in accordance with Article 5 of this Lease. Notwithstanding the foregoing, Landlord shall be entitled to receive from Tenant all attorneys’ fees and costs incurred in connection with the review of any proposed substitute Letter of Credit pursuant to this Section.

42.8 Landlord and Tenant (a) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any Regulation applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code, as such section now exist or as may be hereafter amended or succeeded (“Security Deposit Laws”), (b) acknowledge, and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of Regulations, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified above in this Section 42.8 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease or the acts or omission of Tenant or any other Tenant Entities, including any damages Landlord suffers following termination of this Lease.

42.9 Notwithstanding anything to the contrary contained in this Lease, in the event that at any time the financial institution which issues said Letter of Credit is declared insolvent by the FDIC or is closed for any reason, Tenant must immediately provide a substitute Letter of Credit that satisfies the requirements of this Lease hereby from a financial institution acceptable to Landlord, in Landlord’s sole discretion.

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43.       LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building in which the Premises is located. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Lease Reference Date set forth in the Reference Pages of this Lease.

LANDLORD:	TENANT:

SFERS REAL ESTATE CORP. U, a Delaware corporation By: /s/ Lisa Vogel Name: Lisa Vogel Title: Vice President Dated: 12-18-13	COURSERA, INC., a Delaware corporation By: /s/ Daphne Koller Name: Daphne Koller Title: Co-CEO Dated: 12/16/13

EXHIBIT A — FLOOR PLAN DEPICTING THE PREMISES

attached to and made a part of the Lease bearing the

Lease Reference Date of December 16, 2013 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

COURSERA, INC., a Delaware corporation, as Tenant

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of the Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

A-1

OFFICE
OFFICE
OFFICE
CONFERENCE
OPEN OFFICE
OPEN OFFICE
OPEN OFFICE
ELECTRICAL
STORAGE
OPEN OFFICE
WOMEN
MEN
ELEV.
LOBBY
CONF.
COFFEE
OFFICE
OFFICE
OFFICE
OPEN OFFICE

381 E. EVELYN AVE, MOUNTAIN VIEW – 2ND FLOOR

A-2

EXHIBIT A-1 —SITE PLAN

attached to and made a part of the Lease bearing the

Lease Reference Date of December 16, 2013 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

COURSERA, INC., a Delaware corporation, as Tenant

Exhibit A-1 is intended only to show the general location of the Building and/or the project of which the Building is a part as of the beginning of the Term of the Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

EAST EVELYN AVENUE
321 EAST
EVELYN AVENUE
PERRY MOORE WAY
WHISMAN ROAD
SOUTH WHISMAN ROAD
STATE HIGHWAY 237
BASKETBALL AND
VOLLEYBALL AREA
WITH BENCHES
N

A-1-1

EXHIBIT B — INITIAL ALTERATIONS

attached to and made a part of the Lease bearing the

Lease Reference Date of December 16, 2013 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

COURSERA, INC., a Delaware corporation, as Tenant

1. Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease to which this Exhibit B is attached and all prepaid rental, the Letter of Credit and insurance certificates required under the Lease, shall have the right to perform alterations and improvements in the Premises (the “Initial Alterations”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform the Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Article 6 of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations. With respect to any plan for the Initial Alterations submitted to Landlord for approval hereunder, Landlord shall within five (5) business days of Tenant’s request, provide a response either (i) approving such item, or (ii) specifying in reasonable detail what changes Landlord requires in order to approve such item, if the same is appropriate and applicable as reasonably determined by Landlord in good faith using prudent business judgment. If Landlord does not provide a complying response within such 5 business day period, Landlord shall be deemed to have approved the same unless and except to the extent any such plans pertaining to Building systems and/or Building structure, Landlord and Tenant hereby agree to work together in good faith to timely review all such plans in a commercially reasonable and expeditious manner. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. In addition to the foregoing, Tenant shall be solely liable for all costs and expenses associated with or otherwise caused by Tenant’s performance and installment of the Initial Alterations (including, without limitation, any legal compliance requirements arising outside of the Premises). Landlord’s approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld. The parties agree that Landlord’s approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required pursuant to the terms of the Lease, (c) does not have the ability to be bonded for the work in an amount of no less than one hundred fifty percent (150%) of the total estimated cost of the Initial Alterations, (d) does not provide current financial statements reasonably acceptable to Landlord, (e) does not execute the Responsible Contractor Policy Statement provided by Landlord, or (f) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

2. Provided Tenant is not in default, Landlord agrees to contribute up to the sum of $466,830.00 (i.e., $10.00 per rentable square foot of the Premises) (the “Allowance”) toward the cost of performing the Initial Alterations in preparation of Tenant’s occupancy of the Premises. The Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Alterations and for hard costs in connection with the Initial Alterations. The Allowance, less a ten percent (10%) retainage (which retainage shall be payable as part of the final draw of the Allowance), shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performs the Initial Alterations, in periodic disbursements within thirty (30) days after receipt of the following documentation (but in no event more than one time in any thirty (30) day period): (a) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (b) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document G-702, Application and Certificate of Payment; (c) contractor’s, subcontractor’s and material supplier’s waivers of liens which shall cover all Initial Alterations for which disbursement is being requested and all other statements and forms required for compliance with the mechanics’ lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord’s Mortgagee may reasonably require; (d) a cost breakdown for each trade or subcontractor performing the Initial Alterations; (e) plans and specifications for the Initial Alterations, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all laws affecting the Building, Property and Premises; (f) copies of all construction contracts for the Initial Alterations, together with copies of all change orders, if any; and (g) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Initial Alterations. Upon completion of the Initial Alterations, and prior to final disbursement of the Allowance, Tenant shall furnish Landlord with: (i) general contractor and architect’s completion affidavits; (ii) full and final waivers of lien; (iii) receipted bills covering all labor and materials expended and used; (iv) as-built plans of the Initial Alterations; and (v) the certification of Tenant and its architect that the initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. In no event shall Landlord be required to disburse the Allowance more than one time per month. If the Initial Alterations exceed the Allowance, Tenant shall be entitled to the Allowance in accordance with the terms hereof, but each individual disbursement of the Allowance shall be disbursed in the proportion that the Allowance bears to the total cost for the Initial Alterations, less the ten percent (10%) retainage referenced above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

3. In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit B on or before the last day of the third full calendar month of the initial Term, following the Commencement Date any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance. Landlord shall be entitled to deduct from the Allowance a construction management fee for Landlord’s oversight of the Initial Alterations in an amount equal to one percent (1%) of all hard costs in connection with the Initial Alterations.

4. If (a) the cost of the Initial Alterations exceeds the Allowance, (b) Tenant has used the entire Allowance as provided herein, (c) Tenant has timely paid all Monthly Installments of Rent and additional rent due as and when under the Lease for the first fourteen (14) months of the Term (subject to Abated Monthly Installment of Rent), and (d) Tenant is not in default under the Lease, Tenant shall be entitled to request by written notice to Landlord delivered no later than the expiration of the sixteenth (16th) month of the Term an additional allowance of up to $466,830.00 (i.e., $10.00 per rentable square foot of the Premises) (the “Additional Allowance”) from Landlord, Landlord shall disburse the Additional Allowance to Tenant subject to and in accordance with the provisions applicable to the disbursement of the Allowance described in this Exhibit B. In no event shall Tenant be entitled to any disbursement of the Additional Allowance after the last day of the eighteenth (18th) full calendar month of the initial Term.

5. Tenant agrees to accept the Premises in its “as-is” condition and configuration (subject to Landlord’s representations and warranties in Section 7.1 of the Lease), it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance and Additional Allowance, if applicable, incur any costs in connection with the construction or demolition of any improvements in the Premises.

6. This Exhibit B shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

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EXHIBIT C—COMMENCEMENT DATE MEMORANDUM

attached to and made a part of the Lease bearing the

Lease Reference Date of December 16, 2013 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

COURSERA, INC., a Delaware corporation, as Tenant

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM, made as of __________, 20___, by and between SFERS REAL ESTATE CORP. U, a Delaware corporation (“Landlord”) and COURSERA, INC., a Delaware corporation (“Tenant”).

Recitals:

A.

Landlord and Tenant are parties to that certain Lease, dated for reference December 16, 2013 (the “Lease”) for certain premises (the “Premises”) consisting of approximately 46,683 square feet in the building located at 381 East Evelyn Avenue, Mountain View, California 94043.

B.	Tenant is in possession of the Premises and the Term of the Lease has commenced.

C.	Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.	The actual Commencement Date is _______.

2.	The actual/Termination Date is ________.

3.	The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor

[insert rent schedule]

4.	Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

C-1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:	TENANT:

SFERS REAL ESTATE CORP. U, a Delaware corporation By: Name: Lisa Vogel Title: Vice President Dated:	COURSERA, INC., a Delaware corporation By: Name: Title: Dated:

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C-2

EXHIBIT D — RULES AND REGULATIONS

attached to and made a part of the Lease bearing the

Lease Reference Date of December 16, 2013 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

COURSERA, INC., a Delaware corporation, as Tenant

1. No sign, placard, picture, advertisement, name or notice (collectively referred to as “Signs”) shall be installed or displayed on any part of the outside of the Building without the prior written consent of the Landlord which consent shall be in Landlord’s sole discretion. All approved Signs shall be printed, painted, affixed or inscribed at Tenant’s expense by a person or vendor approved by Landlord and shall be removed by Tenant at Tenant’s expense upon vacating the Premises. Landlord shall have the right to remove any Sign installed or displayed in violation of this rule at Tenant’s expense and without notice.

2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises or Building, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3. Tenant shall not alter any lock or other access device or install a new or additional lock or access device or bolt on any door of its Premises without the prior written consent of Landlord. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys or other means of access to all doors.

4. If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord. Landlord shall direct electricians as to where and how telephone, data, and electrical wires are to be introduced or installed. The location of burglar alarms, telephones, call boxes or other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

5. Tenant shall not place a load upon any floor of its Premises, including mezzanine area, if any, which exceeds the load per square foot that such floor was designed to carry and that is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

6. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent which consent shall be in Landlord’s sole discretion.

7. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster or drywall (except for pictures and general office uses) or in any way deface the Premises or any part thereof. Tenant shall not affix any floor covering to the floor of the Premises or paint or seal any floors in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

8. No cooking shall be done or permitted on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable Regulations.

9. Tenant shall not use any hand trucks except those equipped with the rubber tires and side guards, and may use such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building. Forklifts which operate on asphalt areas shall only use tires that do not damage the asphalt.

10. Tenant shall not use the name of the Building or any photograph or other likeness of the Building in connection with or in promoting or advertising Tenant’s business except that Tenant may include the Building name in Tenant’s address. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

11. All trash and refuse shall be contained in suitable receptacles at locations approved by Landlord. Tenant shall not place in the trash receptacles any personal trash or material that cannot be disposed of in the ordinary and customary manner of removing such trash without violation of any law or ordinance governing such disposal.

12. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governing authority.

13. Tenant assumes all responsibility for securing and protecting its Premises and its contents including keeping doors locked and other means of entry to the Premises closed.

14. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without Landlord’s prior written consent. Tenant shall not permit space heaters in the Premises.

15. No person shall go on the roof without Landlord’s permission.

16. Tenant shall not permit any animals (including birds and other fowl), reptiles, amphibians or fish (including fish tanks), other than service animals, e.g. seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the property.

17. Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or parking lot.

18. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any tenant or tenants, and any such waiver by Landlord shall not be construed as a waiver of such Rules and Regulations for any or all tenants.

19. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

20. Any toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

21. Tenant shall not permit smoking or carrying of lighted cigarettes or cigars in areas reasonably designated by Landlord or any applicable governmental agencies as non-smoking areas.

22. Any directory of the Building or project of which the Building is a part (“Project Area”), if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names.

23. Canvassing, soliciting, distribution of handbills or any other written material in the Building or Project Area is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any goods or merchandise in the Building or Project Area without the written consent of Landlord.

24. Any equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration.

25. Driveways, sidewalks, halls, passages, exits, entrances and stairways (“Access Areas”) shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. Access areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building or its tenants.

26. Tenant shall reasonably comply with Landlord’s recycle policy for the Building, including, without limitation, Tenant shall sort and separate its trash into separate recycling containers as required by law or which may be furnished by Landlord and located in the Premises. Tenant shall comply with all Regulations regarding the collection, sorting, separation, and recycling of garbage, waste products, trash and other refuse at the Building.. Landlord reserves the right to refuse to collect or accept from Tenant any trash that is not separated and sorted as required by law or pursuant to Landlord’s recycling policy, and to require Tenant to arrange for such collection at Tenant’s cost, utilizing a contractor reasonably satisfactory to Landlord.

27. Tenant acknowledges that the Building, at Landlord’s option, may be operated in accordance with standards for the certification of environmentally sustainable, high performance buildings or aspects of their performance, including the U.S. EPA’s Energy Star® rating and, U.S. Green Building Council’s Leadership in Energy and Environmental Design program’s standards, as the same are amended or replaced from time to time and similar “green building” standards (hereinafter collectively referred to as “Green Building Standards”). To support Landlord’s sustainability practices, Tenant is encouraged to use reasonable efforts to use proven energy, water carbon reduction, and other sustainable measures, such as for example using energy efficient bulbs in task lighting, installing lighting controls, such as automatic sensors; turning off lights at the end of the work day; and utilizing water filtration systems to avoid the use of bottled water.

28. Landlord reserves the right to designate the use of parking areas and spaces. Tenant shall not park in visitor, reserved, or unauthorized parking areas. Tenant and Tenant’s guests shall park between designated parking lines only and shall not park motor vehicles in those areas designated by Landlord for loading and unloading. Vehicles in violation of the above shall be subject to being towed at the vehicle owner’s expense. Vehicles parked overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to being towed at vehicle owner’s expense. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

29. No trucks, tractors or similar vehicles can be parked anywhere other than in Tenant’s own truck dock area. Tractor-trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the parking areas or on streets adjacent thereto.

30. During periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow and loading and unloading areas of other tenants. All products, materials or goods must be stored within the Tenant’s Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas. Tenant agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation.

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EXHIBIT E — FORM OF EARLY POSSESSION AGREEMENT

attached to and made a part of the Lease bearing the

Lease Reference Date of December 16, 2013 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

COURSERA, INC., a Delaware corporation, as Tenant

EARLY POSSESSION AGREEMENT

Reference is made to that certain lease dated December 16, 2013, between SFERS REAL ESTATE CORP. U, a Delaware corporation (“Landlord”) and COURSERA, INC., a Delaware corporation (“Tenant”), for the premises located at 381 East Evelyn Avenue, Mountain View, California.

It is hereby agreed that, notwithstanding anything to the contrary contained in the Lease but subject to the terms of Section 2.3 of the Lease, Tenant may occupy the Premises on ______________, 2013. The first Monthly Installment of Rent is due on ______________, 2013.

Landlord and Tenant agree that all the terms and conditions of the above referenced Lease are in full force and effect as of the date of Tenant’s possession of the Premises prior to the Commencement Date pursuant to Section 2.3 other than the payment of rent.

LANDLORD:	TENANT:

SFERS REAL ESTATE CORP. U, a Delaware corporation By: Name: Lisa Vogel Title: Vice President Dated:	COURSERA, INC., a Delaware corporation By: Name: Title: Dated:

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E-1

EXHIBIT F — FORM OF LETTER OF CREDIT

attached to and made a part of the Lease bearing the

Lease Reference Date of December 16, 2013 between

SEERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

COURSERA, INC., a Delaware corporation, as Tenant

FORM OF LETTER OF CREDIT

[Name of Financial Institution]

Irrevocable Standby
Letter of Credit
No.
Issuance Date:
Expiration Date:
Applicant:

Beneficiary

[Insert Name of Landlord]
[Insert Building management office address]

With copies of all notices to Beneficiary

Also delivered to:

[TO BE PROVIDED]

Ladies/Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of _____________________ U.S. Dollars ($_____________) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.	An original copy of this Irrevocable Standby Letter of Credit.

2.

Beneficiary’s dated statement purportedly signed by an authorized signatory or agent reading: “This draw in the amount of _____________ U.S. Dollars ($___________) under your Irrevocable Standby Letter of Credit No. __________ represents funds due and owing to us pursuant to the terms of that certain lease by and between ____________, as landlord, and ____________, as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease.”

It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 90 days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit. In addition to the, foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit by complying with items 1 and 2 above in the event that we elect not to renew this. Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement and without signatory confirmation by your current lender or banker; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge by competing and delivering to us our Form of Transfer attached hereto as Exhibit A. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder. Any fees or charges that arise or accrue hereunder are for the account of Applicant and shall in no event be a condition to our honoring of your draw request.

Payment against presentations hereunder prior to 10:00 a.m. California time, on a business day shall be made by bank during normal business hours of the bank’s office on the next succeeding business day. Payment against presentations hereunder after 10:00 a.m. California time, on a business day shall be made by bank during normal business hours of the bank’s office on the second succeeding business day. For purposes hereof, business days shall mean calendar days other than weekends and legally recognized bank holidays.

All drafts must be marked “drawn under _________________Standby Letter of Credit number ___________.”

This Irrevocable Standby Letter of Credit is subject to the terms and conditions of the International Standby Practices (ISP 98).

We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

This Irrevocable Standby Letter of Credit sets forth in full the terms of our undertaking which shall not in any way be modified, amended, amplified, or limited by reference to any document, instrument, or agreement, whether or not referred to herein.

All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at __________________________________ to the attention of__________________________.

Very truly yours,

[name]
[title]

EXHIBIT A TO LETTER OF CREDIT NO._______

FORM OF TRANSFER

[Name and Address of Issuing Bank]

Ladies and Gentlemen:

We refer to your enclosed Irrevocable Letter of Credit No. _______ (the “Letter of Credit”) in the available amount of US $________________.

We hereby assign all of our right, title and interest as beneficiary under the Letter of Credit to ___________________ (“Transferee”), whose address is ________________________.

Upon your acknowledgment of this transfer of the Letter of Credit and receipt by us of your acknowledgment and the acknowledgment by the Transferee of this transfer notice, the Letter of Credit shall be deemed to have been transferred to the Transferee.

(Name of Beneficiary)

By:
Its: Authorized Representative
Date:

Agreed and Accepted:
(Name of Issuer)

By:
Its: Authorized Representative
Date:

Acknowledged:

(Name of Transferee)

By:
Its: Authorized Representative
Date:

Record and return to:

Principal Real Estate Investors, LLC

801 Grand Avenue

Des Moines, IA 50392-1360

ATTN: Debra Reinard

Space above this line for Recorder’s use only

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS AGREEMENT, made and entered into as of the 17 day of December, 2013, by and between Principal Life Insurance Company, an Iowa corporation, with an address for purposes of notice at c/o Principal Real Estate Investors, LLC, 801 Grand Avenue, Des Moines, Iowa 50392-1450 (hereinafter called “Lender”) and Coursera, Inc., a Delaware limited liability company, with its principal office at 381 East Evelyn Avenue, Mountain View, California (hereinafter called “Lessee”);

WITNESSETH:

WHEREAS, Lessee has by a written lease dated December 16, 2013 (hereinafter called the “Lease”) leased from the landlord named in the Lease (hereinafter called “Lessor”), all or part of certain real estate and improvements thereon located in the city of Mountain View, state of California, as more particularly described in Exhibit A attached hereto (the “Demised Premises”); and

WHEREAS, Lessor is encumbering (or has previously encumbered) the Demised Premises as security for a loan (the “Loan”) from Lender to Lessor (the “Mortgage”); and

WHEREAS, Lessee and Lender have agreed to the following with respect to their mutual rights and obligations pursuant to the Lease and the Mortgage;

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by each party to the other and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

(1)Lessee’s interest in the Lease and all rights of Lessee thereunder, including but not limited to, any purchase option or right of first refusal in connection with a sale of the Demised Premises, if any, shall be and are hereby declared subject and subordinate to the Mortgage upon the Demised Premises and its terms, and the term “Mortgage” as used herein shall also include any amendment, supplement, modification, renewal, refinance or replacement thereof. Lender further agrees not to join Lessee in any foreclosure proceeding except to the extent necessary under applicable law, but such joinder shall not be in derogation of the rights of Lessee as set forth in this Agreement.

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Notwithstanding anything herein to the contrary, Lender agrees to recognize Lessee’s purchase option or right of first refusal only to the extent the purchase price for the sale of the Demised Premises is paid directly and immediately to Lender and is sufficient to pay in full the then outstanding indebtedness under the Loan, including any applicable premium.

(2) In the event of any foreclosure of the Mortgage or any conveyance in lieu of foreclosure, provided that the Lessee shall not then be in default beyond any grace period under the Lease and that the Lease shall then be in full force and effect, then Lender shall neither terminate the Lease nor join Lessee in foreclosure proceedings (except to the extent necessary under applicable law, but such joinder shall not be in derogation of the rights of Lessee as set forth in this Agreement), nor disturb Lessee’s possession, and the Lease shaft continue in full force and effect as a direct lease between Lessee and Lender. In the event Lender, its successors and/or assigns acquire the Demised Premises through foreclosure proceedings, deed-in-lieu of foreclosure, or otherwise, such event shall not activate Lessee’s purchase option or right of first refusal.

(3) After the receipt by Lessee of notice from Lender of any foreclosure of the Mortgage or any conveyance of the Demised Premises in lieu of foreclosure, Lessee will thereafter attorn to and recognize Lender or, any purchaser at any foreclosure sale or otherwise as its substitute lessor on the terms and conditions set forth in the Lease.

(4) Lessee hereby agrees that if Lessee has the right to terminate the Lease or to claim a partial or total eviction, or to abate or reduce rent due to a Lessor default under the Lease, Lessee will not exercise such right until it has given written notice to Lender, and Lender has failed within thirty (30) days after both receipt of such notice and the date when it shall have become entitled to remedy the same, to commence to cure such default and thereafter, diligently prosecute such cure to completion within ninety (90) days of Lender’s commencement to cure such default.

(5) There shall be no merger of the Lease or the leasehold estate created thereby with any other estate, in the Demised Premises, including without limitation the fee estate, by reason of the same person or entity acquiring or holding, directly or indirectly, the Lease and said leasehold estate and any such other estate.

(6) Lessee agrees that if the Lease is terminated pursuant to the terms of the Lease, or otherwise, Lessee will remit any payments made in connection with such termination directly and immediately to Lender. Lessor hereby agrees that such payments shall be held by Lender as additional security for the Loan, and applied at, Lender’s sole discretion.

(7) In no event shall Lender be liable for: (a) the return of any security deposit provided to Lessor under the Lease; (b) any act or omission of the Lessor; (c) any covenant of Lessor to undertake or complete the: initial construction or installation of improvements on the Demised Premises; (d) any sums due Lessee under the Lease related to the costs of preparing, furnishing or moving into the Demised Premises (for example, a construction, or tenant improvement allowance); or (e) any covenant of Lessor related to restrictive uses or exclusives which pertain to properties outside of the Demised Premises and which Lender could not reasonably comply with if it became Lessor under the Lease. Further, Lender shall not be subject to any offsets or deficiencies which Lessee may be entitled to assert against the Lessor as a result of any act or

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omission of Lessor occurring prior to Lender’s obtaining title to the Demised Premises, it being understood that nothing in this clause shall be deemed to exclude Lender from responsibility for repairs and maintenance required of the Lessor under the Lease from and after the date Lender takes title to the Demised Premises, whether or not the need for such repairs or maintenance accrued before or after such date; provided, however, that in no event shall Lender be responsible for consequential damages resulting from the failure of Lessor to undertake such repairs and maintenance.

(8) This Agreement and its terms shall be governed by the laws of the state where the Demised Premises are located and shall be binding upon and inure to the benefit of Lender and Lessee and their respective successors and assigns, including, without limitation, any purchaser at any foreclosure sale or otherwise. This Agreement may not be modified orally or in any manner other than by an agreement, in writing, signed by the parties.

(9) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one agreement.

(Signatures on next page)

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IN WITNESS WHEREOF, this Agreement has been duly authorized, fully executed and delivered on the day and year first above written.

LENDER

PRINCIPAL LIFE INSURANCE COMPANY,

an Iowa corporation

By:	PRINCIPAL REAL ESTATE
INVESTORS, LLC, a Delaware limited liability company, its authorized signatory

By
Name:
Title:

By
Name:
Title:

LESSOR

SFERS REAL ESTATE CORP. U,
a Delaware corporation

By:	/s/ Lisa Vogel
Name: Lisa Vogel
Title: Vice President
Dated:	12-18-13

LESSEE:

COURSERA, INC.,
a Delaware corporation

By:	/s/ Daphne Koller
Name: Daphne Koller
Title:	Co-CEO
Dated:	12/17/13

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Execution Version

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made and effective as of May 3, 2017 (the “Effective Date”), by and between MV CAMPUS OWNER, LLC, a Delaware limited liability company (“Landlord”) and COURSERA, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord, as successor-in-interest to SFERS Real Estate Corp. U, a Delaware corporation, and Tenant are parties to that certain Lease dated as of December 16, 2013 (the “Lease”) pursuant to which Landlord has leased to Tenant approximately 46,683 rentable square feet (the “Existing Premises”) located at 381 East Evelyn Avenue, Mountain View, California (the “Existing Building”). The Existing Building is part of an office campus at the intersection of East Evelyn Avenue and Ferry Morse Way in Mountain View, California (the “Project”).

B. Landlord and Tenant mutually desire by this First Amendment to: (i) modify the measurement of the rentable square footage of the Existing Premises under the Lease; (ii) extend the Term of Lease as to the Existing Premises; (iii) add one (1) additional building within the Project to the Premises under the Lease; and (iv) amend the Lease upon and subject to each of the terms, conditions and provisions set forth herein.

C. Capitalized terms used but not defined herein shall have the meanings set forth in the Lease.

NOW, THEREFORE, in consideration of the Recitals set forth above, the agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Existing Premises.

1.1 Remeasurement. Effective as of the Extension Term Commencement Date (as defined below), notwithstanding anything to the contrary contained in the Lease, the Existing Premises shall be deemed to contain for all purposes under the Lease 47,835 rentable square feet of space (the “Existing Premises Remeasurement”). Effective as of the Extension Term Commencement Date, Tenant’s Proportionate Share as to the Existing Premises shall remain (i) 100.00% of the Building, and (ii) 17.46% of the Project.

1.2 Extension Term. The Term as to the Existing Premises is currently scheduled to expire 11:59 p.m. on May 31, 2019. Notwithstanding anything to the contrary contained in the Lease, the Term as to the Existing Premises is hereby extended for an additional term (the “Extension Term”) commencing on June 1, 2019 (the “Extension Term Commencement Date”) and expiring on the Amended Termination Date (as defined below). All references to “Term” in the Lease shall include the Extension Term as to the Existing Premises.

1.3 Base Rent. Prior to the Extension Term Commencement Date, Tenant shall pay Base Rent for the Existing Premises per the Lease. Notwithstanding anything to the contrary contained in the Lease, commencing as of the Extension Term Commencement Date and continuing throughout the Extension Term, Tenant shall pay to Landlord Base Rent for the Existing Premises in the same amount per rentable square foot of Base Rent as is payable by Tenant for the Expansion Premises from time to time in accordance herewith, in accordance with the Existing Premises Remeasurement, the intent of the parties being that the Base Rent per rentable square foot for the Expansion Premises and Existing Premises shall be identical at all times following the Extension Term Commencement Date.

2. Expansion Premises.

2.1 Premises. Effective as of the Effective Date: (i) Landlord shall lease to Tenant, and Tenant shall lease from Landlord, 47,053 rentable square feet (the “Expansion Premises”) located at the building within the Project commonly known as 351 East Evelyn Avenue, Mountain View, California (the “Expansion Building”, and together with the Existing Building, the “Buildings”, and each individually, a “Building”); (ii) all references to “Premises” in the Lease shall include the Expansion Premises; and (iii) the address of the Premises shall include 351 East Evelyn Avenue, Mountain View, California 94043. Tenant’s Proportionate Share as to the Expansion Premises shall be (i) 100.00% of the Expansion Building, and (ii) 16.84% of the Project.

2.2 Term.

2.2.1 Landlord hereby delivers to Tenant, as of the Effective Date, and Tenant hereby accepts from Landlord, the Expansion Premises in its “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, without any representations or warranties of any kind, express or implied, by Landlord. However, notwithstanding the foregoing. Landlord agrees that the roof and the base Building electrical, heating, ventilation and air conditioning, lighting and plumbing systems located in the Expansion Premises shall be in good working order as of the Effective Date. Except to the extent caused by the acts or omissions of Tenant or any Tenant Entities or by any alterations or improvements performed by or on behalf of Tenant, if such systems are not in good working order as of the Effective Date and Tenant provides Landlord with notice of the same within sixty (60) days following the Effective Date, Landlord shall be responsible for repairing or restoring the same at Landlord’s sole cost and expense. It is hereby understood and agreed that no representations respecting the condition of the Expansion Premises or the Expansion Building have been made by Landlord to Tenant, except as specifically set forth herein; provided, however, nothing herein releases Landlord from its maintenance, repair, restoration and legal compliance obligations set forth in the Lease.

2.2.2 The term of the Lease as to the Expansion Premises (the “Expansion Premises Term”) shall commence (the “Expansion Premises Commencement Date”) on the earlier to occur of (i) the date on which Tenant commences the conduct of business in the Expansion Premises or any portion thereof (other than for testing of equipment and a two (2) business day period for a soft/gradual transition of employees from the Existing Premises), and (ii) September 1, 2017, and shall expire on the last day of the full calendar month in which the seventh (7th) anniversary of the Expansion Premises Rent Commencement Date (as defined below) occurs, or the last day of the full calendar month immediately preceding the seventh (7th) anniversary of the Expansion Premises Rent Commencement Date, if the Expansion Premises Rent Commencement Date is the first day of a calendar month (such expiration date, the “Amended Termination Date”), unless the Lease is earlier terminated in accordance with its terms.

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2.2.3 All references to “Term” in the Lease shall mean the Expansion Premises Term as to the Expansion Premises. All references to “Termination Date” in the Lease shall mean the Amended Termination Date.

2.3 Base Rent. Commencing as of the date that is three (3) months following the Expansion Premises Commencement Date (such date, the “Expansion Premises Rent Commencement Date”) and continuing throughout the Expansion Premises Term (such period, the “Expansion Premises Rent Term”), Tenant shall pay to Landlord Base Rent for the Expansion Premises in the following amounts, but otherwise in accordance with Article 3 of the Lease:

Lease Year (as defined below)	Monthly Base Rent per rentable square foot	Monthly Base Rent	Annual Base Rent
1*
2
3
4
5
6
7
8

*	Base Rent shall be abated prior to the Expansion Premises Rent Commencement Date.

“Lease Year” means each period of twelve (12) consecutive calendar months commencing on the Expansion Premises Commencement Date and on each anniversary of the Expansion Premises Commencement Date, as applicable; provided that if the Expansion Premises Commencement Date occurs on a date other than the first (1st) day of a calendar month, then the partial calendar month between the Expansion Premises Commencement Date and the last day of the calendar month in which the Expansion Premises Commencement Date occurs shall be included in the Expansion Premises Term and the first (1st) Lease Year.

2.4 Additional Rent. Commencing as of the Expansion Premises Commencement Date and continuing throughout the Expansion Premises Term, Tenant shall pay as additional rent Tenant’s Proportionate Share of Expenses and Taxes and all other rent and other costs and charges specified in the Lease with respect to the Expansion Premises (collectively, the “Expansion Premises Expenses”) in accordance with Article 4 of the Lease.

2.5 Prepaid Rent. Tenant has, concurrently with the execution of this First Amendment, prepaid to Landlord Base Rent with respect to the Expansion Premises for the first (1st) month of the Expansion Premises Rent Term.

2.6 Letter of Credit.

2.7 Signage. Landlord hereby grants to Tenant monument and signage rights as to the Expansion Building in accordance with the terms and conditions of Article 40 and Article 41 of the Lease.

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2.8 Landlord’s Work.

2.8.1 On or before September 1, 2017 (the “Target Path Completion Date”), Landlord shall make any and all improvements required as of the Effective Date to bring exterior path of travel to the Expansion Building into compliance with the disability access laws applicable to the Expansion Building as of the Effective Date (collectively, the “Path Improvements”); provided that Landlord shall have no obligation whatsoever to make any path of travel improvements required due to any work or alterations to the Expansion Premises performed or planned to be performed by Tenant, including any Alterations or Tenant Improvements (as defined below).

2.8.2 On or before January 1, 2018 (the “Target Work Completion Date”), Landlord shall apply new exterior paint and install new exterior metal panels to the Expansion Building to match the color scheme implemented or planned by Landlord to be implemented at the Project (collectively with the Path Improvements, “Landlord’s Work”).

2.8.3 The Target Path Completion Date and/or the Target Work Completion Date, as applicable, shall be extended by one (1) calendar day for every one (1) calendar day of Tenant Delay or Force Majeure (each as defined below). Tenant acknowledges and agrees that the length of any Tenant Delay or Force Majeure shall be measured by the duration of the actual delay in completion of Landlord’s Work caused by the event or conduct constituting such Tenant Delay or Force Majeure, which may exceed the duration of such event or conduct due to the necessity of rescheduling work or other related causes. “Tenant Delay” means any actual delay in the completion of Landlord’s Work or obtaining permits, certificates or approvals in connection therewith to the extent such delay is caused by or attributable to any act, negligence, delay, failure to act or omission of Tenant or any Tenant Entities, including, without limitation, any act or omission of Tenant or any Tenant Entities which: (i) constitutes an Event of Default or the existence of any event or condition which, with the passage of time or the giving of notice or both would constitute an Event of Default; or (ii) materially interferes with Landlord’s ability to perform Landlord’s Work. “Force Majeure” means any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, materials or reasonable substitutes therefor, governmental actions, civil commotions, moratorium, adverse weather, delays in receipt of permits, fire or other casualty, and other causes beyond the reasonable control of the party obligation to perform.

2.9 Subordination. Pursuant to Section 15 of the Lease, Tenant and Bank of America, N.A., a national banking association (“Lender”) entered into that certain Subordination, Nondisturbance, and Attornment Agreement dated as of June 24, 2016, and Landlord executed and delivered a written consent to the same dated as of June 24, 2016 (collectively, the “SNDA”). The effectiveness of this First Amendment is conditioned upon the execution and delivery within thirty (30) days following the Effective Date (the “SNDA Delivery Deadline”) by Lender of an amendment to or restatement of the SNDA (an “Amended SNDA”) that amends the definition of “” thereunder to include the Expansion Premises and contains such other commercially reasonable modifications as may be requested by Lender. If Lender fails to execute and deliver an Amended SNDA in form and substance reasonably acceptable to Tenant along with a consent thereto by Landlord prior to the SNDA Delivery Deadline, then Landlord or Tenant, each in its individual discretion, may terminate this First Amendment upon notice thereof to the other party during the

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five (5) business days following the SNDA Delivery Deadline and prior to delivery to Tenant of an Amended SNDA consented to by Landlord (the “SNDA Termination Deadline”). Notwithstanding the foregoing, if on or before the SNDA Delivery Deadline, Landlord delivers to Tenant notice to extend the SNDA Delivery Deadline by an additional thirty (30) days, then the SNDA Delivery Deadline shall be so extended, provided that Landlord is using diligent efforts to deliver an Amended SNDA.

3. Other.

3.1 Tenant’s Work. Tenant shall perform certain work in the Existing Premises and the Expansion Premises in accordance with the terms and conditions of the work letter attached hereto as Exhibit A. Notwithstanding anything to the contrary in Section 26.2 of the Lease, but subject to Section 6.4 of the Lease, upon the expiration or earlier termination of Lease, Tenant shall only be required, at Tenant’s sole cost and expense, to remove Alterations or Tenant Improvements performed following the Effective Date which are Specialty Improvements (as defined below), and repair any damage in connection with such removal. “Specialty Improvements” means any Alterations other than normal and customary general office improvements, including, without limitation, any of the following: Alterations that affect the base Building(s); showers, restrooms, washrooms or similar facilities in the Premises that are not part of the base Building(s); racking systems; high density filling systems; internal stairwells; raised floors; voice, data and other cabling; supplemental air conditioning; data centers; any areas requiring floor reinforcement or enhanced systems requirements; and supplemental systems and equipment used in connection therewith. Tenant’s obligation with respect to any alterations or additions to the Existing Premises performed prior to the Effective Date remain as set forth in the Lease.

3.2 Option to Renew. The Renewal Option granted to Tenant pursuant to Article 39 of the Lease remains in effect following the Amended Termination Date and shall also apply as to the Expansion Premises. For the avoidance of doubt, Tenant shall only be entitled to exercise the Renewal Option as to the entire Premises, and not solely as to either the Existing Premises or the Expansion Premises or any portion thereof.

3.3 Landlord’s Recapture Right. The phrase “less than the entire Premises” in the first (1st) sentence of Section 9.3 of the Lease is hereby deleted and replaced with the phrase “at least fifty percent (50%) of the Existing Premises or at least fifty percent (50%) of the Expansion Premises for at least fifty percent (50%) of the remaining Term determined as of the proposed commencement date of such sublease”; provided, however, that nothing contained in this Section 3.3 limits or otherwise modifies Landlord’s right to recapture the Existing Premises in accordance with Section 9.3 of the Lease prior to the Extension Term Commencement Date.

3.4 Parking. Section 1.3 of the Lease is hereby amended as follows:

3.4.1 The phrase “which as of the date of this Lease is equal to 4 unreserved parking spaces” is hereby deleted and replaced with the phrase “which is equal to 3.2 unreserved parking spaces”; and

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3.4.2 The phrase “(which based upon the square feet in the Premises set forth in the Reference Pages, equals 187 parking spaces)” is hereby deleted.

3.5 Condition of Existing Premises. Landlord and Tenant acknowledge that Tenant is in possession of the Existing Premises and that, except as herein provided, Tenant has accepted the Existing Premises in its “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, without any representations or warranties of any kind, express or implied, by Landlord. Notwithstanding anything to the contrary in the foregoing, Landlord acknowledges that Tenant has previously provided written notice to Landlord of the occurrence of water intrusion from apparent leaks from the existing roof or windows of the Existing Building. Prior to the Effective Date, Landlord has caused to be undertaken investigations to identify the source of such leaks and is developing a plan to address such conditions. Promptly following the Effective Date, Landlord will schedule a meeting with Tenant to report on Landlord’s plan to make such repairs as may be necessary to remediate such conditions and a proposed schedule for the scope of work to be performed, and Landlord will commence such repairs within a commercially reasonable period of time. Subject to the foregoing, Tenant acknowledges and agrees that Landlord has delivered to Tenant the Existing Premises in the condition required under the Lease, completed any work required of Landlord at the Existing Premises under the Lease and is not required to make any additional improvements or repairs at the Existing Premises except for Landlord’s ongoing maintenance, repair, restoration and legal compliance obligations set forth in the Lease.

3.6 Brokerage. Tenant represents and warrants to Landlord that Tenant has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this First Amendment other than Jones Lang LaSalle, and Tenant shall indemnify, defend and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or asserted to have been made by or on behalf of Tenant. Landlord represents and warrants to Tenant that Landlord has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this First Amendment other than Newmark Cornish & Carey, and Landlord shall indemnify, defend and hold harmless Tenant against any loss, cost, liability or expense incurred by Tenant as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Landlord.

3.7 Confidentiality. Tenant agrees that the terms of this First Amendment and the Lease are confidential and constitute proprietary information of Landlord and that the disclosure of the terms of this First Amendment or the Lease could adversely affect the ability of Landlord to negotiate with other tenants. Tenant shall not, and shall cause the Tenant Entities not to, disclose to third parties (including, but not limited to, other landlords, other tenants (of Landlord or otherwise), real estate agents and database collectors) and to keep strictly confidential the terms of this First Amendment and the Lease, except that Tenant may disclose such terms to its attorneys, partners, accountants, advisors, financial partners, consultants, lenders, investors and brokers, strictly on a need-to-know basis only, provided that such persons agree to keep such information confidential in accordance with this Section 3.1.

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3.8 Shuttle Services. Expenses shall include the cost and expense of any and all shuttle services which may be provided by or on behalf of Landlord between the Project and any Caltrain station in the vicinity of the Project.

4. Miscellaneous.

4.1 Representations and Warranties.

4.1.1 Tenant hereby represents and warrants to Landlord that it is the sole owner of Tenant’s interest in the Lease and that it has not made any assignment, sublease, transfer, conveyance, hypothecation or other disposition of the Lease, or any interest therein. Tenant further represents and warrants that it has the sole and full right, authority and power to enter into and perform this First Amendment, that no consent or approval is required from any other party in order for Tenant to validly execute and consummate this First Amendment and that the person signing this First Amendment and any other document or instrument contemplated hereby on behalf of Tenant is duly authorized to do so.

4.1.2 Landlord hereby represents and warrants to Tenant that it has the sole and full right, authority and power to enter into and perform this First Amendment, that no consent or approval which has not already been received is required from any other party in order for Landlord to validly execute and consummate this First Amendment, and that the person signing this First Amendment and any other document or instrument contemplated hereby on behalf of Landlord is duly authorized to do so.

4.2 Entire Agreement. This First Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements or other work to the Premises or any similar economic incentives that may have been provided to Tenant in connection with entering into the Lease, except as specifically set forth herein. Time is of the essence with respect of each and every term and provision of this First Amendment.

4.3 Remainder of Lease to Continue in Effect. Except as herein modified or amended, the provisions, conditions and terms of the Lease are hereby ratified and confirmed and shall remain unchanged and in full force and effect. Submission of this First Amendment by Landlord is not an offer to enter into this First Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this First Amendment until Landlord has executed and delivered the same to Tenant.

4.4 Conflict. In the case of any inconsistency between the provisions of the Lease and this First Amendment, the provisions of this First Amendment shall govern and control.

4.5 Counterparts; Facsimile Signatures. This First Amendment may be executed in any number of original counterparts, including facsimile, PDF or other electronic counterparts. Any such counterpart, when executed, shall constitute an original of this First Amendment, and. all such counterparts together shall constitute one and the same First Amendment. Signatures to this First Amendment executed and transmitted by copies of physically signed documents exchanged via email attachments in PDF format or equivalent shall be valid and effective to bind

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the party so signing. Each party agrees to deliver promptly an executed original of this First Amendment with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this First Amendment, it being expressly agreed that each party to this First Amendment shall be bound by its own electronically transmitted signature and shall accept the electronically transmitted signature of the other party to this First Amendment.

4.6 Successors and Assigns. Subject to the terms and provisions of Article 9 of the Lease, the terms, covenants and conditions contained in this First Amendment shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this First Amendment.

4.7 CASp. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (“CASp”). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction- related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp designated by Landlord, subject to Landlord’s reasonable rules and requirements; (b) Tenant, at its sole cost and expense, shall be responsible for making any improvements or repairs within the Premises to correct violations of construction-related accessibility standards; and (c) if anything done by or for Tenant in its use or occupancy of the Premises shall require any improvements or repairs to the Buildings or the Project (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall reimburse Landlord upon demand, as additional rent, for the cost to Landlord of performing such improvements or repairs.

[Signature page follows]

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IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this First Amendment as of the Effective Date.

LANDLORD:		TENANT:

MV CAMPUS OWNER, LLC, a Delaware limited liability company		COURSERA, INC., a Delaware corporation

By:	/s/ Peter Kaye	By:	/s/ Lila Ibrahim
Name: Peter Kaye		Name: Lila Ibrahim
Its: Authorized Signatory		Title: COO

		By:	/s/ Richard C. Levin
Name: Richard C. Levin
Title: Chief Executive Officer
Date: April 25, 2017

[Signature Page to First Amendment to Lease]

EXHIBIT A

WORK LETTER

This Work Letter (the “Work Letter”) supplements that certain First Amendment to Lease (the “First Amendment”) by and between MVCC Campus Owner, LLC, a Delaware limited liability company, as landlord (“Landlord”), and Coursera, Inc., a Delaware corporation, as tenant (“Tenant”). The First Amendment amends that certain Lease dated as of December 16, 2013 between Landlord and Tenant. All terms not defined in this Work Letter shall have the meanings set forth for them, respectively, in the Lease, and all references in this Work Letter to the Lease shall mean the Lease, as amended by the First Amendment.

SECTION 1.

TENANT IMPROVEMENT ALLOWANCE

1.1 Expansion Premises Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Expansion Premises Allowance”) of up to, but not exceeding, Two Million One Hundred Seventeen Thousand Three Hundred Eighty-Five and No/100 Dollars ($2,117,385.00) for the costs of the initial design (including, but not limited to, permitting, space planning, working drawings and engineering) and construction of Tenant’s improvements which are built by Tenant pursuant to this Work Letter and permanently affixed to the Expansion Premises (the “Expansion Premises Improvements”) in accordance with the Final Space Plan (as defined below). In no event shall Landlord be obligated to make disbursements on account of the Expansion Premises Improvements which exceed the Expansion Premises Allowance, subject to Section 1.2 of this Work Letter.

1.2 Existing Premises Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Existing Premises Allowance”, and together with the Expansion Premises Allowance, the “Tenant Improvement Allowance”) of up to, but not exceeding, ______________________________________________________ for the costs construction of (i) Tenant’s improvements which are built by Tenant pursuant to this Work Letter and permanently affixed to the Existing Premises following the Effective Date (the “Existing Premises Improvements”) and/or (ii) the Expansion Premises Improvements. In no event shall Landlord be obligated to make disbursements on account of the Existing Premises Improvements which exceed the Existing Premises Allowance. The Expansion Premises Improvements and the Existing Premises Improvements are sometimes referred to herein, collectively, and each individually, as the “Tenant Improvements”, as applicable.

1.3 Tenant Improvement Allowance. In no event shall Landlord be obligated to make disbursements on account of the Tenant Improvements which exceed the Tenant Improvement Allowance. All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under Section 26.2 of the Lease. Tenant shall not be entitled to receive, as a credit against rent or otherwise, any portion of the Tenant Improvement Allowance which is not used to pay for the Tenant Improvement Allowance Items (as defined below). In no event shall any portion of the Tenant Improvement Allowance be used for Personalty or any other personal property of Tenant.

1.4 Disbursement of Tenant Improvement Allowance. Except as otherwise set forth in this Work Letter, the Tenant Improvement Allowance shall be disbursed pursuant to Section 3.5 hereof for costs paid to Contractor (as defined below) or others for the design, permitting and completion of construction (including demolition of existing conditions and voice and data cable removal) of the Tenant Improvements and for the following items and costs (collectively, the “Tenant Improvement Allowance Items”): (i) payment of the fees (“Professionals’ Fees”) of Architect and the Engineers (each as defined below) and payment of the actual, reasonable fees incurred by, and the costs of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the review of the Drawings (as defined below); (ii) the cost of any changes to the Drawings or the Tenant Improvements required by applicable building codes (collectively, the “Codes”) and Regulations; and (iii) the cost of miscellaneous fees relating to the cost of construction of the Tenant Improvements, including without limitation, testing and inspection costs and trash removal costs. Notwithstanding anything to the contrary set forth herein, Tenant may not apply any portion of the Tenant Improvement Allowance in excess of $5.00 per rentable square foot of the Expansion Premises toward Professionals’ Fees or other soft costs (including all architecture and engineering fees) of constructing the Expansion Premises Improvements, nor may Tenant apply any portion of the Tenant Improvement Allowance toward Professionals’ Fees or other soft costs (including all architecture and engineering fees) for the Existing Premises.

SECTION 2.

DRAWINGS

2.1 Selection of Architect/Drawings. Tenant shall retain a reputable architect/space planner reasonably approved by Landlord (“Architect”) to prepare any Final Design Development Drawings and Final Working Drawings (each as defined below, and collectively with the Final Space Plan, the “Drawings”) for each of the Expansion Premises Improvements and the Existing Premises Improvements. Tenant shall retain reputable engineering consultants reasonably designated or selected by Tenant and approved by Landlord (the “Engineers”) to prepare any and all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work of each of the Expansion Premises Improvements and the Existing Premises Improvements. Any and all Drawings shall be subject to Landlord’s approval, which approval shall not be unreasonably conditioned, withheld or delayed. Tenant and Architect shall not rely on any drawings supplied by Landlord and shall verify, in the field, all relevant dimensions and conditions relating to the applicable base Building(s) and shall be solely responsible for the same. Landlord’s review of the Drawings as set forth in this u shall be for its own purposes and shall hot imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, compliance with the Codes, Regulations or other like matters. Accordingly, notwithstanding that any Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance that may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no responsibility or liability whatsoever in connection therewith, including any omissions or errors contained in the Drawings, and Tenant’s waiver and indemnity set forth in Section 10.1 of the Lease shall specifically apply to the Drawings.

2.2 Final Space Plan. Tenant shall prepare and deliver to Landlord a space plan for the Expansion Premises Improvements and any Existing Premises Improvements within thirty (30) days from the Effective Date (the “Proposed Space Plan”). The Proposed Space Plan shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed. The Proposed Space Plan, as approved by Landlord and Tenant is hereinafter referred to as the “Final Space Plan”.

2.3 Design Development Drawings. Tenant and Architect shall prepare and deliver to Landlord with a request for its approval (in at least ten point type in all capital letters specifying this Section 2.3). which approval shall not be unreasonably withheld or delayed, any proposed design development drawings for each of the Expansion Premises Improvements and the Existing Premises Improvements, which shall be the formalization of the Final Space Plan. Notwithstanding the preceding sentence, Landlord may withhold its consent, in its sole discretion, to any element of any proposed design development drawings which would materially affect the systems of the applicable Building, including without limitation, the HVAC, plumbing and fire protection systems, such Building’s equipment, the structural integrity of such Building, and/or the exterior appearance of such Building. Landlord shall notify Tenant of its approval or disapproval (with reasons for such disapproval specified) of any proposed design development drawings within ten (10) business days after receipt thereof. If Landlord disapproves any proposed design development drawings, this process shall be repeated until Landlord’s approval is obtained; provided, however, that Tenant shall only make such changes to such proposed design development drawings which address the reasons Landlord specified for its disapproval of such proposed design development drawings. Any approved design development drawings are hereinafter referred to as the “Final Design Development Drawings”.

2.4 Working Drawings. Following completion of the Final Design Development Drawings for each of the Expansion Premises Improvements and the Existing Premises Improvements, Architect and the Engineers shall complete and deliver to Landlord with a written request for its approval (in at least ten point type in all capital letters specifying this Section 2.4). which approval shall not be unreasonably conditioned, withheld or delayed, proposed architectural and engineering drawings for the Expansion Premises or the Existing Premises, as applicable, in a form which is sufficiently complete to allow subcontractors to bid on the work and to obtain all applicable permits. Notwithstanding the preceding sentence. Landlord may withhold its consent, in its sole discretion, to any element of such proposed architectural and engineering drawings which would materially affect the systems of the applicable Building, including without limitation, the HVAC, plumbing and fire protection systems, such Building’s equipment, the structural integrity of such Building, and/or the exterior appearance of such Building. Landlord shall notify Tenant of its approval or disapproval (with reasons for any disapproval specified) of any proposed working drawings within ten (10) business days after receipt thereof. If Landlord disapproves any proposed working drawings, this process shall be repeated until Landlord’s approval is obtained, although Tenant need only make such changes to such proposed working drawings which address the reasons Landlord specified for its disapproval of such proposed working drawings. Any approved proposed working drawings are hereinafter referred to as the “Final Working Drawings.”

2.5 Permits. Following completion of each of the Final Working Drawings for the Expansion Premises Improvements and the Existing Premises improvements. Tenant shall submit such applicable Final Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow Contractor to commence and fully complete the construction of the Expansion Premises Improvements or the Existing Premises Improvements, as applicable (the “Permits”). No changes, modifications or alterations in the Final Space Plan or any Final Working Drawings may be made by Tenant without the prior written consent of Landlord, which consent shall not be unreasonably conditioned, withheld or delayed; provided that Landlord may withhold its consent, in its sole discretion, to any change in the Final Space Plan or any Final Working Drawings if such change would materially affect the systems of the applicable Building, including without limitation, the HVAC, plumbing and fire protection systems, such Building’s equipment, the structural integrity of such Building, and/or the exterior appearance of such Building.

2.6 Time Deadlines.

2.6.1 As soon as reasonably possible, but in any event not more than sixty (60) days following the Effective Date, subject to delays resulting from Landlord’s approval of the Drawings, Tenant shall submit to Landlord a proposed construction schedule and customary construction milestones for the Expansion Premises Improvements (each, an “Approved Plan”, and together, the “Approved Plans”). In addition, Tenant shall submit an Approved Plan for the Existing Premises Improvements. Tenant shall use commercially reasonable efforts to abide by each of the deadlines and milestones contained in the Approved Plans.

2.6.2 Tenant shall use its commercially reasonable efforts to cooperate with Architect, the Engineers and Landlord to complete all phases of the Drawings and the permitting process for each of the Expansion Premises Improvements and the Existing Premises Improvements and to receive the applicable Permits in accordance with the applicable Approved Plan, and, in that regard, shall meet with Landlord as it reasonably requests to discuss Tenant’s progress in connection with the same. Landlord agrees to use its commercially reasonable efforts to cooperate with Tenant, at no cost to Landlord, to the extent necessary to facilitate Tenant’s permitting process for each of the Expansion Premises Improvements and the Existing Premises Improvements, including by providing any path of travel drawings and other base building plans in Landlord’s possession, provided that, for the avoidance of doubt, Landlord shall have no obligation to obtain or provide any documentation, drawings, plans or other information not already in Landlord’s possession.

2.7 Approval of Drawings. Without limiting Landlord’s rights in any way, Landlord shall be deemed to have reasonably withheld it’s approval of any portion of the Drawings which:

2.7.1 exceeds the capacity of, adversely affects, is incompatible with, or impairs Landlord’s ability to maintain, operate, alter, modify or improve the structure or systems of the Building(s) and/or Landlord reasonably believes will increase the cost of operating or maintaining the structure or systems of the Building(s) or the Project;

2.7.2 does not conform to applicable Regulations, Codes, insurance regulations or standards for a fire-resistive office building and/or is not approved by any governmental authority having jurisdiction over the Project;

2.7.3 locates any equipment, telecommunications wiring or cabling or Tenant’s personal property on the roof of the Building(s) (except as specifically agreed to by Landlord) or in any common areas or telecommunication or electrical closets within the Project;

2.7.4 affects the exterior appearance or architectural integrity of the Building(s) or the Project;

2.7.5 violates any agreement which affects the Project or binds Landlord; or

2.7.6 are materially below a quality and design as compared to other office premises at the Project.

Final Working Drawings for each of the Expansion Premises Improvements and the Existing Premises Improvements shall be approved by Landlord in writing prior to the commencement of the construction of the Expansion Premises Improvements and the Existing Premises Improvements, respectively.

SECTION 3.

CONSTRUCTION OF TENANT IMPROVEMENTS

3.1 Contractor. Tenant shall select a general contractor (“Contractor”) for any work relating to the Tenant Improvements, subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. Tenant hereby waives all claims against Landlord, and Landlord shall have no responsibility or liability to Tenant, on account of any non-performance or any misconduct of any contractor or any subcontractor thereof. Tenant shall use its commercially reasonable efforts to cause the Expansion Premises Improvements to be completed as promptly as reasonably possible. The Tenant Improvements shall be constructed in a first-class manner in accordance with the Final Working Drawings and in compliance with all applicable Codes in effect as of the date of construction.

3.2 Tenant’s Agents. Tenant shall use reputable subcontractors and engineers for the performance of the Tenant Improvements.

3.3 Landlord Fees and Reimbursements.

3.3.1 Tenant shall pay to Landlord a supervisory fee in connection with Tenant’s construction of the Tenant Improvements in an amount equal to Twenty Five Thousand Nine Hundred Fifty-Seven and 35/100 Dollars ($25,957.35), which fee shall be deducted from the Tenant Improvement Allowance.

3.3.2 Tenant shall reimburse Landlord for any third-party costs and expenses reasonably incurred by Landlord for architects or engineers hired by Landlord to review any space plans, schematic drawings, design development drawings and architectural and engineering drawings relating to Specialty Improvements. Such reimbursements shall, at Landlord’s election, in its sole and absolute discretion, (a) be paid to Landlord within thirty (30) days following Landlord’s delivery to Tenant of any invoice therefor or (b) be credited against the remaining available balance of the Tenant Improvement Allowance.

3.4 Construction of Tenant Improvements. Prior to Tenant’s execution of the construction contract and general conditions between Tenant and Contractor for each of the Expansion Premises Improvements and the Existing Premises Improvements (each, a “Contract”), Tenant shall submit such Contract to Landlord for Landlord’s confirmation that such Contract complies with this Work Letter, and to the extent that such Contract does not comply with this Work Letter, Tenant shall modify such Contract to comply with this Work Letter and submit such modified Contract to Landlord in accordance with the foregoing. Prior to the commencement of the construction of each of the Expansion Premises Improvements and the Existing Premises Improvements, and after Tenant has accepted all bids for the Expansion Premises Improvements or the Existing Premises Improvements, as applicable, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, in connection with the design and construction of the Expansion Premises Improvements or the Existing Premises improvements, as applicable, to be performed by or at the direction of Tenant or Contractor, which costs form a basis for the amount of the applicable Contract (each, a “Construction Budget”), which for the sake of clarity shall include all hard and soft costs for the Expansion Premises Improvements or the Existing Premises Improvements, as applicable, including such costs that are subject to reimbursement from the Tenant Improvement Allowance.

3.4.1 Prior to commencing construction of each of the Expansion Premises improvements and the Existing Premises Improvements, Tenant shall deliver to Landlord the following: (i) the actual commencement date of construction and the estimated date of completion of the Expansion Premises Improvements or the Existing Premises Improvements, as applicable, including fixturization; (ii) evidence of all insurance required hereunder with respect to the Expansion Premises Improvements or the Existing Premises Improvements, as applicable; and (iii) an executed copy of the Permits for the Expansion Premises Improvements or the Existing Premises Improvements, as applicable.

3.4.2 Contractor Requirements. After receipt of the Permits for each of the Expansion Premises Improvements and the Existing Premises Improvements, Tenant shall cause Contractor to proceed promptly to commence and complete the Expansion Premises Improvements or the Existing Premises Improvements, as applicable. Contractor and all subcontractors shall be subject to administrative and other supervision by Landlord in their use of the applicable Building. Tenant shall reimburse Landlord within ten (10) days after demand for the cost of repairing any damage to the Building(s) or any other building within the Project caused by Tenant, Contractor or any subcontractor in connection with the Tenant Improvements. Contractor and all subcontractors shall conduct their work and employ labor in such manner as to maintain harmonious labor relations and as not to interfere with or delay any work of Landlord’s contractors or other contractors in the Building(s) or any other portion of or building within the Project.

3.4.3 Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. The construction of the Tenant Improvements by Tenant and Tenant’s subcontractors, laborers, materialmen, suppliers, Contractor, Architect and the Engineers (collectively, “Tenant’s Agents”) shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the applicable Final Working Drawings and all approved change orders, as applicable; and (ii) Tenant shall abide by all rules made by Landlord’s building manager(s) with respect to the use of parking spaces, freight, loading dock and service elevators, storage of materials, mechanical and electrical systems, trash removal, coordination of work with the contractors of other tenants, and any other matter in connection with this Work Letter, including, without limitation, the construction of the Tenant Improvements.

(a) Changes. Any changes in the Tenant Improvements from the Final Working Drawings (“Changes”) shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably conditioned, delayed or withheld. Any deviation in construction from the design specifications and criteria set forth herein or from Tenant’s plans and specifications as approved by Landlord shall be promptly remedied following notice from Landlord or Landlord’s contractor or any government representative. Only new and/or properly recycled first-class materials shall be used in the construction of the Tenant Improvements, except with the written consent of Landlord, which consent may be withheld in Landlord’s sole discretion.

(b) Trash Removal. During the construction of the Tenant Improvements, removal of trash generated by the work of the Tenant Improvements, or otherwise by Tenant, will be done continually at Tenant’s cost and expense. No trash, or other debris, or other waste (collectively, “Trash”) may be deposited at any time outside the Premises.

(c) Storage of Tools. Storage of Contractor’s construction materials, tools and equipment shall be confined within the and in areas designated for such purposes by Landlord, and should such materials, tools and equipment be assigned space or spaces outside the Premises, they shall be moved to such other space as Landlord shall direct from time to time to avoid interference or delays with other work. In no event shall any debris be stored outside of the Premises.

3.4.4 Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Expansion Premises Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or repair of the Building(s) that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the applicable Contract and/or, as applicable, in the subcontracts and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to affect such right of direct enforcement.

3.4.5 Tenant Obligations. Tenant shall be solely responsible for the actions or omissions of Tenant, as well as the actions or omissions of Architect, Contractor and any Tenant’s Agent and for any loss, liability, claim, cost, damage or expense suffered by Landlord or any other entity or person as a result of the acts or omissions of, or any delay caused by, such persons or entities arising in connection with the planning or construction of the Tenant improvements. Landlord’s approval of Architect, Contractor or any Tenant’s Agent, any work performed by any of them or any documents prepared by any of them shall not be for the benefit of Tenant or any third party, and Landlord shall have no duty to Tenant or to any third parties for the actions or omissions of Architect, Contractor or any Tenant’s Agent. Tenant shall indemnify, defend and hold harmless Landlord against any and all losses, costs, damages, claims and liabilities, including the cost to defend, arising from the acts or omissions of Tenant, Architect, Contractor, Tenant’s Agents or any agents, employees or subcontractors or any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii)to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

3.4.6 Insurance Requirements.

(a) General Coverages. Tenant’s Contractor shall cany worker’s compensation insurance in accordance with the law of the State of California, and employers liability insurance with a One Million and No/100 Dollars ($1,000,000.00) per accident limit and One Million and No/100 Dollars ($1,000,000.00) policy limit for injury by disease, covering all of their respective employees, and shall also carry commercial general liability insurance, including coverage for bodily injury and property damage, including, without limitation, products and completed operations coverage at limits of Five Million and No/100 Dollars ($5,000,000.00) each occurrence and Five Million and No/100 Dollars ($5,000,000.00) general aggregate, and automobile liability insurance for owned, hired and non-owned vehicles at limits of liability of One Million and No/100 Dollars ($1,000,000.00) each occurrence, all in form and with companies as are required to be carried by Tenant as set forth in the Lease. The foregoing limit requirements can be satisfied by a combination of commercial general liability and umbrella/excess policies.

(b) Special Coverages. Tenant shall carry course of construction coverage on an “All Risk” or “Special Causes of Loss” form in an amount equal to the cost of construction of the Tenant Improvements covering the construction of the Tenant Improvements, and such other insurance as Landlord may reasonably require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof.

(c) General Terms. Certificates for all insurance carried pursuant to this Section 3.4.6 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy, or its authorized agent, will give Landlord thirty (30) days’ prior written notice of any cancellation, material change or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any products and completed operation coverage insurance required by Landlord, which is to be maintained for three (3) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 3.4.6 shall insure Landlord and Tenant. All policies of property insurance and all workers’ compensation, maintained by Tenant or Tenant’s Agents performing operations on the Premises shall preclude subrogation claims by the insurer against Landlord and any additional parties reasonably designated by Landlord. Commercial general liability and umbrella liability policies shall name Landlord and any other additional parties designated by Landlord as additional insureds thereunder, and such insurance shall provide that it is primary insurance as respects Landlord and any other insurance maintained by Landlord. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 3.4.5 of this Work Letter.

3.4.7 Governmental Compliance. The Tenant Improvements (and the Premises as improved thereby) shall comply in all respects with the following: (i) the Codes and Regulations (including, without limitation, the Americans with Disabilities Act of 1990 (as amended) and Title 24 of the California Code of Regulations and all regulations and guidelines promulgated thereunder); (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturers’ specifications. Tenant shall be solely responsible for all costs and expenses necessary to ensure such compliance. Tenant hereby acknowledges and agrees that Landlord shall not be responsible for, any alterations, improvements or other work required in order to cause the Premises to comply with Title 24 of the California Code, and that Tenant shall be solely responsible for the same, at its sole cost and expense.

3.4.8 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times; provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord; provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building(s), the structure or exterior appearance of the Building(s) or any other tenant’s use of such other tenant’s leased premises, Landlord may take such action as Landlord deems necessary, at Tenant’s expense (and if such cost is not promptly reimbursed by Tenant, Landlord may deduct such cost from the Tenant Improvement Allowance) and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

3.4.9 Meetings. Tenant shall hold regular meetings, at a reasonable time, with Architect and Contractor regarding the progress of (i) the preparation of the Drawings for and the construction of the Expansion Premises Improvements following the Effective Date and (ii) the preparation of the Drawings for and the construction of the Existing Premises Improvements following the commencement thereof, which meetings shall be held at a location(s) approved by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken by Tenant and/or Tenant’s Agents at all such meetings, a copy of which minutes shall be promptly delivered to Landlord.

3.4.10 Notices. Landlord shall have the right to post in a conspicuous location on the Premises, as well as record with the County of Santa Clara, California, a notice of non- responsibility.

3.4.11 Coordination of Work. All work to be performed inside or outside of the Premises shall be reasonably coordinated with Landlord and shall be subject to reasonable scheduling requirements of Landlord, and Tenant shall coordinate all after-hours and weekend work and use of the swing elevator with Landlord.

3.4.12 As-Built Plans. Tenant shall, upon completion of each of the Expansion Premises Improvements and the Existing Premises Improvements, submit to Landlord two (2) complete sets of plans (one (1) reproducible) and specifications (including all working drawings) prepared by Architect and covering all of the Expansion Premises Improvements and the Existing Premises Improvements, as applicable, including architectural, electrical and plumbing, as built, plus one (1) copy of the same in “CAD” format.

3.5 Payment of Costs of Tenant Improvements. Landlord shall bear and pay the cost of the Tenant Improvements up to the amount of the Tenant Improvement Allowance. Tenant shall bear and pay the cost of the Tenant Improvements in excess of the Tenant Improvement Allowance. If (i) as to the Expansion Premises Improvements, the Construction Budget exceeds the Expansion Improvement Allowance or (ii) as to the Existing Premises Improvements, the Construction Budget exceeds the Existing Premises Allowance remaining after completion of the Expansion Premises Improvements (each or both, a “TI Excess”), Tenant shall be responsible for payment of such excess (the “Tenant Contribution”), so that the TI Excess will be paid first before any amount of the Tenant Improvement Allowance is required to be disbursed. The Tenant Contribution shall be funded by Tenant prior to the disbursement of any portion of the Tenant Improvement Allowance, and such payments shall be pursuant to the same procedures and requirements as the funding of the Tenant Improvement Allowance. In the event of any Changes or any other revisions, changes, or substitutions shall be made to the Final Working Drawings or the contracts for the construction of the Tenant Improvements which would increase either Construction Budget, any additional costs which arise in connection with such Changes or other revisions, changes or substitutions or any other additional costs shall be TI Excess and such amounts shall be paid by Tenant as an addition to the Tenant Contribution and such amount shall be disbursed prior to any further disbursement of the Tenant Improvement Allowance. Subject to the terms hereof, Landlord shall disburse to Tenant from the Tenant Improvement Allowance the amount set forth on Tenant’s application for payment, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”); provided, however, that Landlord shall not maintain an additional retention if the application for payment already reflects a ten percent (10%) retention from Tenant’s Contractor and any other parties for whom payment is requested. Based upon applications for payment prepared, certified, approved and submitted by Tenant, Landlord shall make its payments from the Tenant Improvement Allowance to Tenant or to Contractor in accordance with the following provisions:

3.5.1 Tenant shall submit applications for payment to Landlord in a form reasonably satisfactory to Landlord, certified as correct by an officer of Tenant and by the Architect, for pro rata payment of that portion of the cost of the Tenant Improvements allocable to labor, materials and equipment incorporated in the Premises which were substantially completed. Each application for payment shall set forth such information and shall be accompanied by such supporting documentation as shall be reasonably requested by Landlord, including the following:

(a) fully executed conditional lien releases in the form prescribed by law from Contractor and all subcontractors and suppliers furnishing labor or materials during such period and fully executed unconditional lien releases from all such entities covering any prior payment period;

(b) Contractor’s worksheets showing percentages of completion;

(c) any other materials reasonably requested by Landlord evidencing the work completed, permitting and licensing matters, compliance with Regulations, and/or previous progress payments.

3.5.2 On or before the thirtieth (30th) day following submission of the application for payment, Landlord shall make payment to Tenant (so long as Tenant is not in default hereunder or under the Lease) of the amount due from Landlord as determined in accordance with this Section 3.5. Subject to any joint check procedures initiated by Tenant, Landlord has no obligation to make any payments to material suppliers or subcontractors or to determine whether amounts due them from Contractor in connection with the Tenant Improvements have, in fact, been paid.

3.5.3 Notwithstanding anything to the contrary in this Section 3.5. (i) the Expansion Premises Allowance shall be available for disbursement pursuant to the terms hereof only during the period commencing on the Effective Date and ending on the date that is one (1) calendar year following the Effective Date (the “Expansion Premises Allowance Expiration Date”) and (ii) the Existing Premises Allowance shall be available for disbursement pursuant to the terms hereof only during the period commencing on the Effective Date and ending on the date that is three (3) calendar years following the Effective Date (the “Existing Premises Allowance Expiration Date”). Accordingly, if any portion of the Expansion Premises Allowance is not disbursed by Landlord prior to the Expansion Premises Allowance Expiration Date or if any portion of the Existing Premises Allowance is not disbursed by Landlord prior to the Existing Premises Allowance Expiration Date (other than by reason of Landlord’s breach of its disbursement obligations hereunder), such unused portion(s) shall be forfeited by Tenant.

3.6 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of each of the Expansion Premises Improvements and the Existing Premises Improvements, Tenant shall cause a notice of completion as to the Expansion Premises Improvements or the Existing Premises Improvements, as applicable, to be recorded in the office of the Recorder of the County of Santa Clara in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of such construction, Tenant shall (i) cause Architect and Contractor to certify to the best of their knowledge that the “record-set” of reproducible as-built drawings (and the CAD files of the as-built documents for the Expansion Premises Improvements or the Existing Premises Improvements, as applicable) delivered to Landlord pursuant to Section 3.4.12 hereof are true and correct, which certification shall survive the expiration or termination of the Lease, and (ii) deliver to Landlord a copy of all warranties, guaranties, operating manuals and information relating to the improvements, equipment and systems installed by Tenant or Contractor in the Premises.

3.7 Evidence of Completion. Within thirty (30) days following final completion of each of the Expansion Premises Improvements and the Existing Premises Improvements, Tenant shall submit to Landlord, to the extent applicable:

3.7.1 a statement of Tenant’s final construction costs, together with receipted evidence showing payment thereof, reasonably satisfactory to Landlord, and, to the extent not previously delivered, fully executed and acknowledged unconditional lien releases in the form prescribed by law from Contractor and all subcontractors and suppliers, and copies of all invoices from Contractor and all subcontractors and suppliers related to the applicable Tenant Improvements;

3.7.2 all evidence reasonably available from governmental authorities showing compliance with any and all other Regulations, orders and regulations of any and all governmental authorities having jurisdiction over the Premises, including, without limitation, a certificate of occupancy, building permit sign-offs, and/or other appropriate authorization for physical occupancy of the Premises;

3.7.3 a certificate executed by Architect confirming that the applicable Tenant Improvements have been substantially completed in accordance with the applicable Final Working Drawings; and

3.7.4 the as-built plans and specifications referred to above.

A check for the Final Retention payable jointly to Tenant and Contractor, or directly to Contractor at Landlord’s sole discretion, shall be delivered by Landlord to Tenant within forty-five (45) days following the completion of the requirements of this Section 3.7 with respect to both of the Expansion Premises Improvements and the Existing Premises Improvements.

3.8 Assignment of Rights Against Architect and Contractor. Upon the expiration or earlier termination of the Lease, Tenant shall assign to Landlord, upon request of Landlord, any and all rights Tenant may have against Architect and Contractor relating to the Tenant Improvements, without in any way obligating Landlord to pursue or prosecute such rights.

3.9 Compliance with Civil Code Section 8700. If the design and construction of the Tenant Improvements requires that Landlord or Tenant comply with California Civil Code Section 8700, it shall be Tenant’s obligation to comply; and Tenant agrees to comply with said Section in a timely manner and to provide to Landlord, upon request, evidence satisfactory to Landlord of such compliance.

SECTION 4.

MISCELLANEOUS

4.1 Tenant’s Representative. Tenant has designated Allison Brown as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice from Tenant to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

4.2 Landlord’s Representative. Landlord has designated Joseph Nootbaar as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

4.3 Time of the Essence. Time is of the essence in this Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, then at Landlord’s sole option at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

4.4 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if a default occurs under the Lease, or a default by Tenant beyond any applicable notice and cure periods under this Work Letter, has occurred at any time on or before the completion of the Tenant Improvements, then in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises until the applicable default is cured.

4.3 Time of the Essence. Time is of the essence in this Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, then at Landlord’s sole option at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

4.4 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if a default occurs under the Lease, or a default by Tenant beyond any applicable notice and cure periods under this Work Letter, has occurred at any time on or before the completion of the Tenant Improvements, then in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises until the applicable default is cured.

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made and effective as of December 22, 2017 (the “Effective Date”), by and between MV CAMPUS OWNER, LLC, a Delaware limited liability company (“Landlord”) and COURSERA, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord, as successor-in-interest to SFERS Real Estate Corp. U, a Delaware corporation, and Tenant are parties to that certain Lease dated as of December 16, 2013 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of May 3, 2017 (the “First Amendment”, and together with the Original Lease, the “Lease”) pursuant to which Landlord has leased to Tenant 47,835 rentable square feet located at 381 East Evelyn Avenue, Mountain View, California and 47,053 rentable square feet located at 351 East Evelyn Avenue, Mountain View, California (the “Premises”). The Premises are part of an office campus at the intersection of East Evelyn Avenue and Ferry Morse Way in Mountain View, California (the “Project”).

B. Landlord and Tenant mutually desire by this Second Amendment to: (i) extend the Target Work Completion Date and give Landlord the option to complete certain additional work by such extended Target Work Completion Date; (ii) modify Tenant’s rights with respect to subleasing the Premises; and (iii) amend the Lease upon and subject to each of the terms, conditions and provisions set forth herein.

C. Capitalized terms used but not defined herein shall have the meanings set forth in the Lease.

NOW, THEREFORE, in consideration of the Recitals set forth above, the agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Subleasing. Section 9.4 and clauses (b) — (f) of Section 9.5 of the Original Lease shall not apply to any proposed sublease for a term (including any extension options granted to the subtenant) of two (2) years or less.

2. Landlord’s Work. In addition to Landlord’s Work under the First Amendment, Landlord is considering making certain additional improvements to the Project, including, but not limited to (i) installing architectural canopies and/or trellis elements on the Existing Building and/or the Expansion Building, consistent with other improvements at the Project, and/or (ii) installing new exterior metal panels on the exterior of the Existing Building (any such improvements, “Additional Landlord’s Work”). Landlord may elect to include any Additional Landlord’s Work in the definition of Landlord’s Work under Section 2.8.2 of the First Amendment upon notice to Tenant (in which case such Additional Landlord’s Work shall be completed on or before the Target Work Completion Date, as extended by Section 3 of this Second Amendment and as may be extended from time to time pursuant to Section 2.8.3 of the First Amendment). Nothing contained herein shall limit any of Landlord’s rights under the Lease

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or obligate Landlord to undertake any Additional Landlord’s Work or to modify the scope of Landlord’s Work. In the event performance of Landlord’s Work and Tenant’s construction of the Tenant Improvements (“Tenant’s Work”) under the Work Letter attached as Exhibit A to the First Amendment (the “Work Letter”) are occurring simultaneously, Landlord and Tenant agree to reasonably cooperate and coordinate so as to minimize any interference between Landlord’s Work and Tenant’s Work.

3. Target Completion Dates. The date “September 1, 2017” is hereby deleted from Section 2.8.1 of the First Amendment and replaced with “May 1, 2019”. The date “January 1, 2018” is hereby deleted from Section 2.8.2 of the First Amendment and replaced with “May 1, 2019”.

4. Expansion Premises Allowance Expiration Date. The words “the date that is one (1) calendar year following the Effective Date” are hereby deleted from the first (1st) sentence of Section 3.5.3 of the Work Letter and replaced with “May 1, 2019”.

5. Tenant’s Plans. The Work Letter is hereby amended in the following respects:

5.1 Proposed Space Plan. The words “and deliver to” are hereby deleted from the first (1st) sentence of Section 2.2 of the Work Letter and replaced with the words “in consultation with”. The words “within thirty (30) days from the Effective Date” are hereby deleted from the first (1st) sentence of Section 2.2 of the Work Letter.

5.2 Approved Plans. The words “but in any event not more than sixty (60) days following the Effective Date” are hereby deleted from Section 2.6.1 of the Work Letter.

5.3 Approval of Drawings. The following sentence is hereby added to the end of the last grammatical paragraph of Section 2.7 of the Work Letter: “For the avoidance of doubt, Landlord acknowledges that, subject to the terms of the Lease and this Work Letter, the Expansion Premises Allowance may be utilized in connection with Expansion Premises Improvements constructed for the benefit and use of a subtenant that is approved by Landlord or does not require Landlord’s approval pursuant to the Lease (provided that Landlord shall have no obligation, including to make any payments directly, to any such subtenant) and Landlord will not withhold or condition its approval of Drawings for such Expansion Premises Improvements solely on the basis that such Expansion Premises Improvements are for the benefit and use of any such subtenant.”

6. Other.

6.1 Brokerage. Tenant represents and warrants to Landlord that Tenant has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Second Amendment, and Tenant shall indemnify, defend and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or asserted to have been made by or on behalf of Tenant. Landlord represents and warrants to Tenant that Landlord has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Second Amendment, and Landlord shall indemnify, defend and hold harmless Tenant against any loss, cost, liability or expense incurred by Tenant as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Landlord.

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6.2 Confidentiality. Tenant agrees that the terms of this Second Amendment and the Lease are confidential and constitute proprietary information of Landlord and that the disclosure of the terms of this Second Amendment or the Lease could adversely affect the ability of Landlord to negotiate with other tenants. Tenant shall not, and shall cause the Tenant Entities not to, disclose to third parties (including, but not limited to, other landlords, other tenants (of Landlord or otherwise), real estate agents and database collectors) and to keep strictly confidential the terms of this Second Amendment and the Lease, except that Tenant may disclose such terms to its attorneys, partners, accountants, advisors, financial partners, consultants, lenders, investors and brokers, strictly on a need-to-know basis only, provided that such persons agree to keep such information confidential in accordance with this Section 6.2.

7. Miscellaneous.

7.1 Representations and Warranties.

7.1.1 Tenant hereby represents and warrants to Landlord that it is the sole owner of Tenant’s interest in the Lease and that it has not made any assignment, sublease, transfer, conveyance, hypothecation or other disposition of the Lease, or any interest therein. Tenant further represents and warrants that it has the sole and full right, authority and power to enter into and perform this Second Amendment, that no consent or approval is required from any other party in order for Tenant to validly execute and consummate this Second Amendment and that the person signing this Second Amendment and any other document or instrument contemplated hereby on behalf of Tenant is duly authorized to do so.

7.1.2 Landlord hereby represents and warrants to Tenant that it has the sole and full right, authority and power to enter into and perform this Second Amendment, that no consent or approval which has not already been received is required from any other party in order for Landlord to validly execute and consummate this Second Amendment, and that the person signing this Second Amendment and any other document or instrument contemplated hereby on behalf of Landlord is duly authorized to do so.

7.2 Entire Agreement. This Second Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements or other work to the Premises or any similar economic incentives that may have been provided to Tenant in connection with entering into the Lease, except as specifically set forth herein. Time is of the essence with respect of each and every term and provision of this Second Amendment.

7.3 Remainder of Lease to Continue in Effect. Except as herein modified or amended, the provisions, conditions and terms of the Lease are hereby ratified and confirmed and shall remain unchanged and in full force and effect. Submission of this Second Amendment by Landlord is not an offer to enter into this Second Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Second Amendment until Landlord has executed and delivered the same to Tenant.

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7.4 Conflict. In the case of any inconsistency between the provisions of the Lease and this Second Amendment, the provisions of this Second Amendment shall govern and control.

7.5 Counterparts; Facsimile Signatures. This Second Amendment may be executed in any number of original counterparts, including facsimile, PDF or other electronic counterparts. Any such counterpart, when executed, shall constitute an original of this Second Amendment, and all such counterparts together shall constitute one and the same Second Amendment. Signatures to this Second Amendment executed and transmitted by copies of physically signed documents exchanged via email attachments in PDF format or equivalent shall be valid and effective to bind the party so signing. Each party agrees to deliver promptly an executed original of this Second Amendment with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Second Amendment, it being expressly agreed that each party to this Second Amendment shall be bound by its own electronically transmitted signature and shall accept the electronically transmitted signature of the other party to this Second Amendment.

7.6 Successors and Assigns. Subject to the terms and provisions of Article 9 of the Original Lease, as amended by this Second Amendment, the terms, covenants and conditions contained in this Second Amendment shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Second Amendment.

[Signature page follows]

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IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Second Amendment as of the Effective Date.

LANDLORD: MV CAMPUS OWNER, LLC, a Delaware limited liability company		TENANT: COURSERA, INC., a Delaware corporation

By:	/s/ Peter Kaye	By:	/s/ Jeff Maggioncalda
Name:	Peter Kaye	Name:	Jeff Maggioncalda
Its:	Authorized Signatory	Title:	CEO

[Signature Page to Second Amendment to Lease]

Execution Version

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made and effective as of November 19, 2019 (the “Effective Date”), by and between MV CAMPUS OWNER, LLC, a Delaware limited liability company (“Landlord”) and COURSERA, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord, as successor-in-interest to SFERS Real Estate Corp. U, a Delaware corporation, and Tenant are parties to that certain Lease dated as of December 16, 2013 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of May 3, 2017 (the “First Amendment”) and as further amended by that certain Second Amendment to Lease dated as of December 22, 2017 (the “Second Amendment”, and together with the Original Lease and the First Amendment, the “Lease”) pursuant to which Landlord has leased to Tenant 47,835 rentable square feet located at 381 East Evelyn Avenue, Mountain View, California and 47,053 rentable square feet located at 351 East Evelyn Avenue, Mountain View, California (the “Premises”). The Premises are part of an office campus at the intersection of East Evelyn Avenue and Ferry Morse Way in Mountain View, California (the “Project”).

B. Landlord and Tenant mutually desire by this Third Amendment to: (i) extend the Target Work Completion Date; (ii) reduce the amount of Base Rent for the Expansion Premises payable for the Base Rent Partial Abatement Period (as defined below); (iii) extend the Expansion Premises Allowance Expiration Date; (iv) memorialize certain understandings related to Landlord’s Work; and (v) amend the Lease upon and subject to each of the terms, conditions and provisions set forth herein.

C. Capitalized terms used but not defined herein shall have the meanings set forth in the Lease.

NOW, THEREFORE, in consideration of the Recitals set forth above, the agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant here by agree as follows:

1. Target Work Completion Date. The date “May 1, 2019” is here by deleted from Section 2.8.2 of the First Amendment, as amended by Section 3 of the Second Amendment, and replaced with “December 31, 2019” .

2. Additional Landlord’s Work; Base Rent Partial Abatement.

2.1 Additional Landlord’s Work. Landlord and Tenant acknowledge that Landlord has elected to perform the following Additional Landlord’s Work as part of Landlord’s Work pursuant to Section 2 of the Second Amendment: the aesthetic rehabilitation of the Expansion Premises façade, consisting of new paint, architectural metal panels, new windows, new doors, trellises and/or canopies, including the replacement of the exterior windows and main entrance door at the Expansion Premises (such replacement, the “Window/Door Replacement Project”).

2.2 Base Rent Partial Abatement. Notwithstanding anything to the contrary contained in the Lease, Base Rent for the Expansion Premises shall be abated in the amount of $139,335.70 per month (the “Base Rent Partial Abatement”) for the period commencing as of December 1, 2019 and continuing through February 29, 2020 (the “Base Rent Partial Abatement Period”), such that, for the avoidance of doubt, the amount of Base Rent for the Expansion Premises payable for the Base Rent Partial Abatement Period shall be $147,695.83 per month. Notwithstanding anything in this Section 2 to the contrary, Tenant shall have no right to the Base Rent Partial Abatement for any period during which a default with respect to Tenant under the Lease remains uncured, provided that upon the cure by Tenant of such default, Tenant shall be entitled to the remainder of the Base Rent Partial Abatement, subject to the terms and conditions of the Lease.

3. Tenant Improvement Allowance.

3.1 Expansion Premises Allowance Expiration Date. The date “May 1, 2019” is hereby deleted from the first (1st) sentence of Section 3.5.3 of the Work Letter, as amended by Section 4 of the Second Amendment, and replaced with “December 31, 2019”.

3.2 Existing Premises Allowance Unused Balance. Landlord acknowledges that as of the Effective Date Tenant has an unused balance remaining of the Existing Premises Allowance provided pursuant to the Work Letter in the amount of $239,032 (the “Unused Balance”). Notwithstanding anything to the contrary in the Work Letter, Landlord agrees that the Unused Balance is hereby added to the Expansion Premises Allowance and may be used for the costs of the Expansion Premises Improvements in accordance with the requirements of the Work Letter.

3.3 Additional Expansion Premises Allowance. Tenant shall be entitled to an additional one-time tenant improvement allowance (the “Additional Expansion Premises Allowance”) of up to, but not exceeding, $76,603 for the costs incurred by Tenant to perform “false mullion” installation along various exterior windows of the Expansion Premises and certain site supervision work performed by Vulcan Const ruction in connection with the Window/Door Replacement Project (the “Additional Expansion Premises Improvements”). The Additional Expansion Premises Allowance shall be part of the Tenant Improvement Allowance and disbursed in accordance with the Work Letter. The “ false mullion” installation shall be part of the Tenant Improvements and constructed in accordance with the Work Letter.

4. Landlord’s Work.

4.1 Ceiling Tile Repair. Landlord shall repair or replace, as necessary, any ceiling tiles within the Expansion Premises evidencing water damage (and conduct a visual inspection in the areas above said ceiling tiles to determine whether further corrective action is needed in accordance with the Lease).

4.2 Existing Premises. Notwithstanding anything to the contrary in the Second Amendment, Landlord shall not undertake any Additional Landlord’s Work (for the avoidance of doubt, other than the Additional Landlord’s Work described in this Third Amendment) that would materially adversely affect the ability of Tenant to conduct its normal business operations in the Existing Premises, including the performance of exterior window and door replacement to the

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Existing Premises, prior to expiration of the Extension Term unless Tenant receives at least six (6) months’ prior written notice, in which event Landlord shall use commercially reasonable efforts to coordinate in advance with Tenant the timing and staging of such work to minimize, to the extent commercial practicable , interruption to Tenant’s business operations in the Existing Premises.

4.3 Costs. No capital expenditures incurred by Landlord in completing the Window/Door Replacement Project shall be included in Expenses.

5. Other.

5.1 Brokerage. Tenant represents and warrants to Landlord that Tenant has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Third Amendment, and Tenant shall indemnify, defend and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or asserted to have been made by or on behalf of Tenant. Landlord represents and warrants to Tenant that Landlord has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Third Amendment, and Landlord shall indemnify, defend and hold harmless Tenant against any loss, cost, liability or expense incurred by Tenant as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Landlord.

5.2 Confidentiality. Tenant agrees that the terms of this Third Amendment and the Lease are confidential and constitute proprietary information of Landlord and that the disclosure of the terms of this Third Amendment or the Lease could adversely affect the ability of Landlord to negotiate with other tenants. Tenant shall not, and shall cause the Tenant Entities not to, disclose to third parties (including, but not limited to, other landlords, other tenants (of Landlord or otherwise), real estate agents and database collectors) and to keep strictly confidential the terms of this Third Amendment and the Lease, except that Tenant may disclose such terms to its attorneys, partners, accountants, advisors, financial partners, consultants, lenders, investors and brokers, strictly on a need-to-know basis only, provided that such persons agree to keep such information confidential in accordance with this Section 5.2.

6. Miscellaneous.

6.1 Representations and Warranties.

6.1.1 Tenant hereby represents and warrants to Landlord that it is the sole owner of Tenant’s interest in the Lease and that it has not made any assignment, sublease, transfer, conveyance, hypothecation or other disposition of the Lease, or any interest therein. Tenant further represents and warrants that it has the sole and full right, authority and power to enter into and perform this Third Amendment, that no consent or approval is required from any other party in order for Tenant to validly execute and consummate this Third Amendment and that the person signing this Third Amendment and any other document or instrument contemplated hereby on behalf of Tenant is duly authorized to do so.

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6.1.2 Landlord hereby represents and warrants to Tenant that it has the sole and full right, authority and power to enter into and perform this Third Amendment, that no consent or approval which has not already been received is required from any other party in order for Landlord to validly execute and consummate this Third Amendment, and that the person signing this Third Amendment and any other document or instrument contemplated here by on behalf of Landlord is duly authorized to do so.

6.2 Entire Agreement. This Third Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements or other work to the Premises or any similar economic incentives that may have been provided to Tenant in connection with entering into the Lease, except as specifically set forth herein. Time is of the essence with respect of each and every term and provision of this Third Amendment.

6.3 Remainder of Lease to Continue in Effect. Except as herein modified or amended, the provisions, conditions and terms of the Lease are hereby ratified and confirmed and shall remain unchanged and in full force and effect. Submission of this Third Amendment by Landlord is not an offer to enter into this Third Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Third Amendment until Landlord has executed and delivered the same to Tenant.

6.4 Conflict. In the case of any inconsistency between the provisions of the Lease and this Third Amendment, the provisions of this Third Amendment shall govern and control.

6.5 Counterparts; Facsimile Signatures. This Third Amendment may be executed in any number of original counterparts, including facsimile, PDF or other electronic counterparts. Any such counterpart, when executed, shall constitute an original of this Third Amendment, and all such counterparts together shall constitute one and the same Third Amendment. Signatures to this Third Amendment executed and transmitted by copies of physically signed documents exchanged via email attachments in PDF format or equivalent shall be valid and effective to bind the party so signing. Each party agrees to deliver promptly an executed original of this Third Amendment with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Third Amendment, it being expressly agreed that each party to this Third Amendment shall be bound by its own electronically transmitted signature and shall accept the electronically transmitted signature of the other party to this Third Amendment.

6.6 Successors and Assigns. Subject to the terms and provisions of Article 9 of the Lease, the terms, covenants and conditions contained in this Third Amendment shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Third Amendment.

[Signature page follows]

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IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Third Amendment as of the Effective Date.

LANDLORD: MV CAMPUS OWNER, LLC, a Delaware limited liability company		TENANT: COURSERA, INC., a Delaware corporation

By:	/s/ Robert L. Gray	By:	/s/ Jeff Maggioncalda
Name:	Robert L. Gray	Name:	Jeff Maggioncalda
Its:	Authorized Signatory	Title:	CEO

[Signature Page to Third Amendment to Lease]